EXHIBIT 4.1

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Depositor and Servicer

and

CHASE AUTO OWNER TRUST 2006-B,

as Issuer

SALE AND SERVICING AGREEMENT

Dated as of September 13, 2006

i

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

SCHEDULES

Schedule A	–	Schedule of Receivables

Schedule B	–	Schedule of Yield Supplement Overcollateralization Amounts

Schedule C	–	Notice Addresses

EXHIBITS

Exhibit A	–	Information to Be Included in Servicer’s Certificate

This SALE AND SERVICING AGREEMENT, dated as of September 13, 2006 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), is made between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association having its main office located at 1111 Polaris Parkway, Columbus, Ohio 43240, and CHASE AUTO OWNER TRUST 2006-B, a Delaware statutory trust, as issuer.

W I T N E S S E T H:

In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Accrued Interest” on a Receivable, as of any date of determination, means that amount of interest accrued on the Principal Balance at the related Contract Rate but not paid by or on behalf of the Obligor.

“Adjusted Pool Balance” means, for any Payment Date, the amount, not less than zero, by which (a) the Pool Balance on such Payment Date exceeds (b) the Yield Supplement Overcollateralization Amount on such Payment Date.

“Administration Agreement” means the Administration Agreement, dated as of September 13, 2006, among the Issuer, the Administrator and the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Administration Fee” means $1,000, the fee payable to the Administrator on each Payment Date pursuant to Section 5.4(b) for services rendered pursuant to the Administration Agreement.

“Administrator” means JPMorgan Chase, as administrator.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. A Person shall not be deemed to be an Affiliate of any specified Person solely because such other Person has the contractual right or obligation to manage such specified Person unless such other Person controls such specified Person through equity ownership or otherwise.

“Amount Financed” in respect of a Receivable means the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and related costs.

“Authenticating Agent” has the meaning specified in Section 2.13 of the Indenture and shall initially be JPMorgan Chase, and its successors and assigns in such capacity, at its Corporate Trust Office.

“Authorized Officer” means (i) with respect to the Owner Trustee, Indenture Trustee or Servicer, any officer of the Owner Trustee, Indenture Trustee or Servicer who is authorized to act on behalf of the Owner Trustee, Indenture Trustee or Servicer, as applicable, and who is identified as such on the list of authorized officers delivered by each such party on the Closing Date or (ii) with respect to the Issuer, any officer of the Owner Trustee or the Administrator who is authorized to act on behalf of the Owner Trustee or the Administrator, as the case may be, and who is identified as such on the list of authorized officers delivered by the Owner Trustee or the Administrator, as applicable, on the Closing Date.

“Available Amount” means, for any Payment Date, the sum of (i) all Collections received during the related Collection Period, (ii) the Repurchase Amounts received with respect to the Repurchased Receivables repurchased by the Depositor or purchased by the Servicer during the related Collection Period and (iii) sale proceeds from the sale of the Trust Estate by the Indenture Trustee following an Event of Default pursuant to Section 5.4 of the Indenture. The Available Amount for any Payment Date shall exclude all payments and proceeds (including any Liquidation Proceeds and any amounts received from Dealers with respect to Receivables) of any Receivables the Repurchase Amount of which has been included in the Available Amount for a prior Payment Date.

“Basic Documents” means this Agreement, the Certificate of Trust, the Indenture, the Issuer Letter of Representations, the Collection Account Control Agreement, the Trust Agreement, the Administration Agreement and other documents and certificates delivered in connection therewith.

“Book-Entry Notes” means beneficial interests in the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, the ownership and transfers of which shall be made through book entries by a Clearing Agency or Foreign Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means a day, other than a Saturday or a Sunday, on which the Indenture Trustee and banks located in New York, New York and Minneapolis, Minnesota are open for the purpose of conducting a commercial banking business.

“Certificate of Trust” means the certificate of trust, filed by the Owner Trustee pursuant to Section 3810(a) of the Statutory Trust Statute, as such certificate may be amended or corrected from time to time.

“Certificate Register” and “Certificate Registrar” mean the register maintained and the registrar appointed pursuant to Section 3.2 of the Trust Agreement.

“Class A Noteholders’ Interest Carryover Shortfall” means, for any class of Class A Notes, (a) for the initial Payment Date, zero, and (b) for any other Payment Date, the amount by which (x) the Class A Noteholders’ Interest Distributable Amount for the preceding Payment Date for such class of Class A Notes, exceeds (y) the amount in respect of interest actually paid to the Noteholders of such class on such preceding Payment Date, plus interest on the amount of interest due but not paid to the Class A Noteholders of such class on the preceding Payment Date, to the extent permitted by law, at the applicable Interest Rate from such preceding Payment Date through the current Payment Date.

“Class A Noteholders’ Interest Distributable Amount” means, for any Payment Date for any class of Class A Notes, the sum of (x) the Noteholders’ Monthly Interest Distributable Amount for such class of Class A Notes for such Payment Date and (y) the Class A Noteholders’ Interest Carryover Shortfall for such class of Class A Notes for such Payment Date.

“Class A Noteholders’ Principal Distribution Amount” means, for any Payment Date, an amount equal to the lesser of (a) the Class A Target Distribution Amount for such Payment Date and (b) the Target Principal Distribution Amount for such Payment Date; provided, however, that the Class A Noteholders’ Principal Distribution Amount on and after the Final Scheduled Payment Date of any class of Class A Notes shall be the amount necessary to reduce the Outstanding Amount of that class of Class A Notes to zero.

“Class A Target Distribution Amount” means, for any Payment Date, the amount, not less than zero, by which (a) the Outstanding Amount of the Class A Notes on the preceding Payment Date (after giving effect to all payments of principal on such preceding Payment Date) exceeds (b) the lesser of (i) 94.50% of the Adjusted Pool Balance for such Payment Date and (ii) the Adjusted Pool Balance for such Payment Date minus the Target Overcollateralization Amount for such Payment Date.

“Class A-1 Interest Rate” means 5.43% per annum.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” means the Class A-1 5.43% Asset Backed Notes, substantially in the form of Exhibit B to the Indenture.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered on the Note Register.

“Class A-2 Interest Rate” means 5.28% per annum.

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered on the Note Register.

“Class A-2 Notes” means the Class A-2 5.28% Asset Backed Notes, substantially in the form of Exhibit C to the Indenture.

“Class A-3 Interest Rate” means 5.13% per annum.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered on the Note Register.

“Class A-3 Notes” means the Class A-3 5.13% Asset Backed Notes, substantially in the form of Exhibit D to the Indenture.

“Class A-4 Interest Rate” means 5.11% per annum.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered on the Note Register.

“Class A-4 Notes” means the Class A-4 5.11% Asset Backed Notes, substantially in the form of Exhibit E to the Indenture.

“Class B Interest Rate” means 5.24% per annum.

“Class B Noteholder” means the Person in whose name a Class B Note is registered on the Note Register.

“Class B Noteholders’ Interest Carryover Shortfall” means, for the Class B Notes, (a) for the initial Payment Date, zero, and (b) for any other Payment Date, the amount by which (x) the Class B Noteholders’ Interest Distributable Amount for the preceding Payment Date, exceeds (y) the amount in respect of interest actually paid to the Class B Noteholders on such preceding Payment Date with respect to the Class B Notes, plus interest on the amount of interest due but not paid to the Class B Noteholders of such class on the preceding Payment Date, to the extent permitted by law, at the Class B Interest Rate from such preceding Payment Date through the current Payment Date.

“Class B Noteholders’ Interest Distributable Amount” means, for any Payment Date for the Class B Notes, the sum of (x) the Noteholders’ Monthly Interest Distributable Amount for the Class B Notes for such Payment Date and (y) the Class B Noteholders’ Interest Carryover Shortfall for the Class B Notes for such Payment Date.

“Class B Noteholders’ Principal Distribution Amount” means, for any Payment Date, the amount, not less than zero, by which (a) the sum of (i) the Regular Principal Distribution Amount for such Payment Date and (ii) the Priority Principal Distribution Amount for such Payment Date exceeds (b) the Class A Noteholders’ Principal Distribution Amount for such Payment Date; provided, however, that the Class B Noteholders’ Principal Distribution Amount on and after the Final Scheduled Payment Date of the Class B Notes shall be the amount necessary to reduce the Outstanding Amount of the Class B Notes to zero.

“Class B Notes” means the Class B 5.24% Asset Backed Notes, substantially in the form of Exhibit F to the Indenture.

“Class R Certificateholder” means each Person in whose name a Class R Certificate is registered.

“Class R Certificates” means the certificates evidencing the beneficial interest of the Class R Certificateholders in the Owner Trust Estate, substantially in the form of Exhibit A to the Trust Agreement.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other person for whom from time to time a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency (including a Foreign Clearing Agency).

“Clearstream” means Clearstream Banking, société anonyme.

“Closing Date” means September 13, 2006.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” means securities account no. 10228051.1 entitled “Chase Auto Owner Trust Series 2006-B Collection Account” maintained by the Collection Account Securities Intermediary pursuant to the Collection Account Control Agreement or any successor securities account maintained pursuant to the Collection Account Control Agreement.

“Collection Account Control Agreement” means the agreement among the Issuer, JPMorgan Chase, as securities intermediary, and the Indenture Trustee, dated as of September 13, 2006, relating to the Collection Account, as the same may be amended and supplemented from time to time.

“Collection Account Securities Intermediary” means JPMorgan Chase or any other securities intermediary that maintains the Collection Account pursuant to the Collection Account Control Agreement.

“Collection Period” means the period from and including August 19, 2006 to and including September 30, 2006 and each calendar month thereafter until Chase Auto Owner Trust 2006-B shall terminate pursuant to Article IX of the Trust Agreement.

“Collections” means all collections in respect of Receivables, including Liquidation Proceeds with respect to the Receivables, but excluding Late Fees.

“Contract Rate” of a Receivable means the annual rate of interest stated in such Receivable.

“Controlling Class” shall mean, with respect to any Notes Outstanding, the Class A Notes (voting together as a single Class) as long as any Class A Notes are Outstanding, and thereafter the Class B Notes as long as any Class B Notes are Outstanding (excluding, in each case, Notes held by the Issuer, any other obligor upon the Notes, the Depositor, the Servicer or any Affiliate of any of the foregoing Persons).

“Corporate Trust Office” means (a) as used with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Indenture is located at Sixth Street and Marquette Avenue MAC N9311-161, Attention: Corporate Trust Office, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Administrator, the Servicer and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator, the Servicer and the Owner Trustee); (b) as used with respect to the Owner Trustee, the corporate trust office of the Owner, Trustee, c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration or at such other address as the Owner Trustee may designate by notice to the Class R Certificateholder and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Class R Certificateholder and the Depositor); and (c) with respect to JPMorgan Chase, as Authenticating Agent and as Paying Agent, the principal office of JPMorgan Chase at which any particular time its corporate trust business shall be administered which office at the date of the execution of this Agreement is located at 600 Travis, 9th Floor, Houston, Texas 77002, Attention: Worldwide Securities Services, or at such other address as JPMorgan Chase may designate from time to time by notice to the Indenture Trustee, the Owner Trustee, the Servicer and the Issuer, or the principal corporate trust office of any successor Authenticating Agent or successor Paying Agent, as the case may be (the address of which the successor Authenticating Agent or successor Paying Agent, as the case may be, will notify the Indenture Trustee, the Owner Trustee, the Servicer and the Issuer).

“Customary Servicing Practices” means the customary servicing practices of the Servicer or any subservicer with respect to all comparable motor vehicle receivables that the Servicer or such subservicer, as applicable, services for itself and others, as such practices may be changed from time to time, it being understood that the Servicer and the subservicers may not have the same “Customary Servicing Practices”.

“Cutoff Date” means August 19, 2006.

“Dealer” means the dealer which sold a Financed Vehicle related to a Dealer Receivable and which originated or assisted in the origination of such Dealer Receivable under a Dealer Agreement.

“Dealer Agreement” means any agreement and, if applicable, assignment under which Dealer Receivables were originated by or through a Dealer and sold to the Depositor or an affiliate of the Depositor.

“Dealer Receivable” means each Receivable which was originated by the Depositor or an Affiliate of the Depositor with the involvement of a Dealer.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means a Receivable (other than a Repurchased Receivable) as to which the Servicer has determined based on its Customary Servicing Practices, during any Collection Period, that eventual payment in full of the Amount Financed (including accrued interest thereon) is unlikely; provided that a Receivable shall become a Defaulted Receivable during the calendar month in which more than 10% of any scheduled payment becomes 240 days delinquent, regardless of whether any such determination has been made.

“Definitive Notes” means the Class A-1 Notes and, if issued in certificated, fully registered form as provided in Section 2.12 of the Indenture, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.

“Deposit Date” means the Business Day immediately preceding each Payment Date.

“Depositor” means JPMorgan Chase, in its capacity as the depositor of the Receivables under this Agreement, and each successor thereto pursuant to Section 6.3.

“Determination Date” means, with respect to any Payment Date, the second Business Day preceding such Payment Date.

“Eligible Deposit Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution, which shall initially be JPMorgan Chase, and may be maintained with JPMorgan Chase so long as JPMorgan Chase is a Qualified Trust Institution; or (b) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution, which may be JPMorgan Chase so long as JPMorgan Chase is a Qualified Institution.

“Executive Officer” means, with respect to any corporation or bank, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or bank, and with respect to any partnership, any general partner thereof.

“Euroclear Operator” means Euroclear Bank S.A./N.V., in its capacity as the operator of the Euroclear system.

“Event of Default” means an event specified in Section 5.1 of the Indenture.

“Event of Servicing Termination” means an event specified in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” has the meaning specified in Section 8.2 of the Trust Agreement.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLMC” means the Federal Home Loan Mortgage Corporation.

“Financed Vehicle” means, with respect to a Receivable, the new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor’s indebtedness under such Receivable.

“Fitch” means Fitch, Inc.

“FNMA” means the Federal National Mortgage Association.

“Foreign Clearing Agency” means, collectively, Clearstream and the Euroclear Operator.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of setoff against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Trust Estate or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Indemnified Parties” has the meaning specified in Section 8.2 of the Trust Agreement.

“Indenture” means the Indenture dated as of September 13, 2006 between the Issuer and the Indenture Trustee.

“Indenture Trustee” means, initially, Wells Fargo, as Indenture Trustee under the Indenture, and any successor Indenture Trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent engineer, appraiser or other expert appointed by the Issuer and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Agreement and that the signer is Independent within the meaning thereof.

“Insolvency Event” means, for a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver (including any receiver appointed under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended), liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making of such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Interest Rate” means the rate of interest borne by the Notes of any class.

“Investment Earnings” means, with respect to any Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account.

“Issuer” means Chase Auto Owner Trust 2006-B, a Delaware statutory trust, until a successor replaces it and, thereafter, means such successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any of its Authorized Officers and delivered to the Indenture Trustee.

“Issuer Letter of Representations” means the blanket letter of representations between the Issuer and The Depository Trust Company, as the initial Clearing Agency, dated the Closing Date, as the same may be amended or supplemented from time to time or any similar letter or agreement with any successor Clearing Agency.

“JPMorgan Chase” means JPMorgan Chase Bank, National Association, a national banking association.

“Late Fees” means any late charges, credit related extension fees, non-credit related extension fees, prepayment charges or other administrative fees or similar charges allowed by applicable law with respect to the Receivables.

“Lien” means a security interest, lien, charge, pledge or encumbrance of any kind other than tax liens, mechanics’ liens or any other liens that attach by operation of law.

“Liquidation Proceeds” means, with respect to any Receivable, (i) insurance proceeds, (ii) the monies collected during a Collection Period from whatever source on a Defaulted Receivable and (iii) proceeds of a Financed Vehicle sold after repossession, in each case net of any liquidation expenses and payments required by law to be remitted to the Obligor.

“Moody’s” means Moody’s Investors Service, Inc.

“Note” means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note, a Class A-4 Note or a Class B Note.

“Note Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.1(b).

“Note Final Scheduled Payment Date” means for (a) the Class A-1 Notes, the June 2008 Payment Date, (b) the Class A-2 Notes, the October 2009 Payment Date, (c) the Class A-3 Notes, the May 2011 Payment Date, (d) the Class A-4 Notes, the April 2014 Payment Date and (e) the Class B Notes, the April 2014 Payment Date.

“Note Owner” means, with respect to a Book-Entry Note, the person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or Foreign Clearing Agency, or on the books of a direct or indirect Clearing Agency Participant.

“Note Pool Factor” for each class of Notes as of the close of business on a Payment Date means an eight-digit decimal figure equal to the Outstanding Amount of such class of Notes divided by the Outstanding Amount as of the Closing Date of such class of Notes. The Note Pool Factor for each class of Notes will be 1.00000000 as of the Cutoff Date; thereafter, the Note Pool Factor for each class of Notes will decline to reflect reductions in the Outstanding Amount of such class of Notes.

“Note Register” and “Note Registrar” mean the register maintained and the registrar appointed pursuant to Section 2.4 of the Indenture.

“Noteholder” means a Class A-1 Noteholder, a Class A-2 Noteholder, a Class A-3 Noteholder, a Class A-4 Noteholder or a Class B Noteholder.

“Noteholders’ Monthly Interest Distributable Amount” means, for any Payment Date for each class of Notes, one month’s interest (or, in the case of the first Payment Date, interest accrued from and including the Closing Date to but excluding such Payment Date) at the related Interest Rate on the Outstanding Amount of the Notes of such class on such Payment Date (or, in the case of the first Payment Date, on the Closing Date). Interest for purposes of this definition shall be computed on the basis of a 360-day year of twelve 30-day months.

“Obligor” on a Receivable means the purchaser or the co-purchasers of the Financed Vehicle purchased in part or in whole by the execution and delivery of such Receivable or any other Person who owes or may be liable for payments under such Receivable.

“Officer’s Certificate” means (i) with respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer and (ii) with respect to the Depositor or the Servicer, a certificate signed by the chairman of the board, the president, the treasurer, the controller, any executive or senior vice president or any vice president of the Depositor or Servicer, as appropriate, in either case meeting the requirements of Section 11.1 of the Indenture.

“Opinion of Counsel” means a written opinion of counsel (who may be counsel to the Depositor or the Servicer) reasonably acceptable in form and substance to the Indenture Trustee, meeting the requirements of Section 11.1 of the Indenture (or in the case of an Opinion of Counsel delivered to the Owner Trustee, reasonably acceptable in form and substance to the Owner Trustee).

“Optional Purchase Percentage” shall be 10%.

“Original Adjusted Pool Balance” shall be $1,167,506,353.88.

“Original Pool Balance” shall be $1,181,621,314.04.

“Outstanding” means, when used with respect to Notes, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(a) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders of such Notes (provided that if such Notes are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a “protected purchaser” (as defined in Article 8 of the Relevant UCC);

provided that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that an Authorized Officer of the Indenture Trustee either actually knows to be so owned or has received written notice that such Note is so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means, when used with respect to Notes, as of any date of determination, the aggregate principal amount of all Notes, or a class of Notes, as applicable, Outstanding as of such date.

“Outstanding Trust Securities Amount” means, on any Payment Date, the Outstanding Amount of the Notes on such Payment Date (after giving effect to all payments of principal of the Notes on such Payment Date).

“Owner Trust Estate” means all right, title and interest of the Issuer in and to the property and rights sold, transferred, assigned and otherwise conveyed to the Issuer pursuant to Article II of this Agreement, all funds on deposit from time to time in the Trust Accounts (other than the Note Distribution Account) and all other property of Issuer from time to time, including any rights of the Owner Trustee and the Issuer pursuant to this Agreement.

“Owner Trustee” means, initially, Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Paying Agent” means: (a) when used in the Indenture or otherwise with respect to the Notes, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Indenture Trustee to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer; and (b) when used in the Trust Agreement or otherwise with respect to the Class R Certificates, the Owner Trustee or any other paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement, and in the case of the Indenture with respect to the Notes, and the Trust Agreement with respect to the Class R Certificates, such Paying Agent shall initially be JPMorgan Chase at its Corporate Trust Office.

“Payment Date” means, in the case of the first Collection Period, October 16, and in the case of every Collection Period thereafter, the 15th calendar day of the following month, or if the 15th calendar day is not a Business Day, the next following Business Day.

“Percentage Interest” means, with respect to a Class R Certificate, the individual percentage interest of such Class R Certificate, which shall be specified on the face thereof. The sum of the Percentage Interests for all Class R Certificates shall be 100%.

“Permitted Investments” means, at any time, any one or more of the following obligations, securities (certificated or uncertificated) or instruments (excluding any security with the “r” symbol attached to its rating):

(i) obligations of the United States of America or any agency thereof; provided such obligations are backed by the full faith and credit of the United States of America;

(ii) general obligations of or obligations guaranteed as to the timely payment of interest and principal by any state of the United States of America or the District of Columbia then rated “F1+” or “AAA” by Fitch (if rated by Fitch) and “P-1” or Aaa by Moody’s;

(iii) commercial paper which is then rated “P-1” by Moody’s and “F1+” by Fitch (if rated by Fitch);

(iv) certificates of deposit, demand or time deposits, federal funds or banker’s acceptances issued by any depository institution or trust company (including the Indenture Trustee acting in its commercial banking capacity) incorporated under the laws of the United States of America or of any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America and subject to supervision and examination by federal or state banking authorities which short term unsecured deposit obligations of such depository institution or trust company are then rated “P-1” by Moody’s and “F1+” by Fitch (if rated by Fitch);

(v) demand or time deposits of, or certificates of deposit issued by, any bank, trust company, savings bank or other savings institution; provided such deposits or certificates of deposit are fully insured by the FDIC;

(vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation the short term unsecured debt or deposits of which are rated “P-1” by Moody’s and “F1+” by Fitch (if rated by Fitch) or the long-term unsecured debt of which are rated Aaa by Moody’s and “AAA” by Fitch (if rated by Fitch);

(vii) repurchase obligations with respect to any security described in clauses (i) or (ii) herein or any other security issued or guaranteed by the FHLMC, FNMA or any other agency or instrumentality of the United States of America which is backed by the full faith and credit of the United States of America, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in (iv) above;

(viii) investments in money market funds, which funds (A) are not subject to any sales, load or other similar charge; and (B) are rated at least “AAAV-1+” by Fitch (if rated by Fitch) and Aaa by Moody’s; and

(ix) such other investments where either (A) the short-term unsecured debt or deposits of the obligor on such investments are rated “F1+” by Fitch (if rated by Fitch) and “P-1” by Moody’s.

Permitted Investments may include commercial paper, certificate of deposits, demand deposits, money market mutual funds or other investments (so long as such commercial paper, certificate of deposit, demand deposit, money market mutual fund or other investment has the ratings specified in clause (iii), (iv), (viii) or (ix), respectively, hereof), including any JPMorgan Prime Money Market Fund or any other commercial paper, certificate of deposit, demand deposit, money market mutual fund or other investment for which JPMorgan Chase, the Indenture Trustee or an Affiliate of either thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) JPMorgan Chase, Wells Fargo or an Affiliate of either thereof charges and collects fees and expenses from such commercial paper, certificates of deposit, demand deposits, money market mutual funds or other investment for services rendered, (y) JPMorgan Chase, Wells Fargo or an Affiliate of either thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such commercial paper, certificate of deposit, demand deposit, money market mutual fund or other investment and pursuant to this Agreement may converge at any time. The Indenture Trustee specifically authorizes JPMorgan Chase, Wells Fargo or an Affiliate of either thereof to charge and collect all fees and expenses from such commercial paper, certificates of deposit, demand deposits, money market mutual funds or other investment for services rendered in addition to any fees and expenses JPMorgan Chase or Wells Fargo, as applicable, may charge and collect for services rendered pursuant to this Agreement.

“Person” means a legal person, including any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Pool Balance” as of any date of determination means, the aggregate Principal Balance of the Receivables as of the close of business on the last day of the preceding Collection Period, after giving effect to all payments received from Obligors and Repurchase Amounts to be remitted by the Servicer or the Depositor, as the case may be, for such Collection Period and all losses realized on Receivables liquidated during such Collection Period.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Prepayment Date” means in the case of a prepayment of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Servicer pursuant to such Section 10.1.

“Principal Balance” of a Receivable, as of the close of business on the last day of any Collection Period, means the Amount Financed minus that portion of all payments received on or prior to such date allocable to principal. The Principal Balance of a Defaulted Receivable or a Repurchased Receivable shall be deemed to be zero, in each case, as of such date.

“Principal Prepayment” means a payment or other recovery of principal on a Receivable (including insurance proceeds and Liquidation Proceeds applied to principal on a Receivable) which is received in advance of its due date.

“Priority Principal Distribution Amount” means, for any Payment Date, the amount, not less than zero, by which (a) the Outstanding Amount of the Class A Notes on the preceding Payment Date (after giving effect to all payments of principal on such preceding Payment Date) exceeds (b) the Adjusted Pool Balance for such Payment Date; provided, however, that the Priority Principal Distribution Amount on and after the Note Final Scheduled Payment Date of any class of Class A Notes shall be the amount necessary to reduce the Outstanding Amount of such class of Class A Notes to zero on such Payment Date.

“Proceeding” means any suit in equity, action or law or other judicial or administrative proceeding.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Deposit Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has not less than one billion dollars in assets under fiduciary management, and (iii) has a long term deposits rating of not less than Baa3 by Moody’s and “BBB-” by Fitch (if rated by Fitch).

“Rating Agency” means either Moody’s or Fitch.

“Rating Agency Condition” means, with respect to any event or circumstance and each Rating Agency, either (a) written confirmation by such Rating Agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the Notes or (b) that such Rating Agency shall have been given notice of such event or circumstance at least ten days prior to the occurrence of such event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will cause it to downgrade, qualify or withdraw its rating assigned to any class of the Notes.

“Receivable” means a retail installment sale contract or purchase money promissory note or other promissory note and security agreement executed by an Obligor in respect of a Financed Vehicle, and all proceeds thereof and payments thereunder (other than interest accrued and unpaid as of the opening of business on the Cutoff Date), which Receivable shall be identified in the Schedule of Receivables.

“Receivable Files” means the documents specified in Section 3.3.

“Receivables Pool” means the pool of Receivables included in the Trust Estate and all monies received thereunder on or after the Cutoff Date.

“Record Date” means, with respect to (a) the Class A-1 Notes and any Payment Date, the last day of the immediately preceding calendar month and (b) the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes and (i) any Payment Date before Definitive Notes are issued in respect of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, the Business Day prior to such Payment Date or (ii) any Payment Date after Definitive Notes are issued in respect of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, the last day of the immediately preceding calendar month.

“Regular Principal Distribution Amount” means, for any Payment Date, the amount, not less than zero, by which (a) the Target Principal Distribution Amount for such Payment Date exceeds (b) the Priority Principal Distribution Amount for such Payment Date; provided, however, that the Regular Principal Distribution Amount on and after the Final Scheduled Payment Date of the Class B Notes shall be the amount necessary to reduce the Outstanding Amount of the Class B Notes to zero on such Payment Date.

“Regulation AB” means Subpart 229.1100—Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time.

“Relevant UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Reportable Event” means any event required to be reported on Form 8-K, and in any event, the following:

(i) entry into a definitive agreement related to the Issuer, the Notes, or the Receivables, or an amendment to a Basic Document, even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1 108(a)(3) of Regulation AB);

(ii) termination of a Basic Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(iii) the occurrence of an Event of Servicing Termination or an Event of Default;

(iv) the resignation, removal, replacement, substitution of the Indenture Trustee, the Owner Trustee or any co-trustee;

(v) a required distribution to Noteholders is not made as of the required Payment Date under the Indenture; and

(vi) any bankruptcy or receivership of the Depositor, the Indenture Trustee, the Owner Trustee, any enhancement or support provider contemplated by Item 1114(b) or 1115 of Regulation AB, or other material party contemplated by Item 1101(d)(1) of Regulation AB.

“Repurchase Amount” of a Repurchased Receivable or any Receivable purchased by the Servicer pursuant to Section 9.1, means the sum, as of the last day of the Collection Period on which such Receivable becomes such, of the Principal Balance thereof plus the Accrued Interest thereon.

“Repurchased Receivable” means a Receivable repurchased by the Depositor pursuant to Section 3.2 or purchased by the Servicer pursuant to Section 4.6.

“Required Deposit Rating” means a short-term certificate of deposit rating from Moody’s of “P-1” and from Fitch of “F1+” (if rated by Fitch) and a long-term unsecured debt rating of not less than Aa3 by Moody’s and “AA” by Fitch (if rated by Fitch).

“Responsible Officer” means, (a) with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President,

Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; and (b) with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case, with direct responsibility of the administration of the Issuer.

“Sale Proceeds” has the meaning specified in Section 9.1(b).

“Schedule of Receivables” means the list of Receivables attached hereto as Schedule A.

“Securities Act” means the Securities Act of 1933, as amended.

“Servicer” means JPMorgan Chase, in its capacity as the servicer of the Receivables under this Agreement, and each successor thereto pursuant to Section 7.3, and each successor servicer pursuant to Section 8.2.

“Servicer’s Certificate” means a certificate, substantially in the form of Exhibit A attached hereto, completed and executed by the Servicer by its chairman of the board, the president, treasurer, controller or any executive, senior vice president or vice president pursuant to Section 4.8.

“Servicing Criteria” means the servicing criteria set forth in paragraph (d) of Item 1122 of Regulation AB.

“Servicing Fee” means, with regard to a Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, determined pursuant to Section 4.7.

“Servicing Fee Rate” means 1.00% per annum.

“Settlement Date” means, with respect to any Collection Period, the last day of the Collection Period immediately preceding such Collection Period, and with respect to any Payment Date, the last day of the second Collection Period preceding the Collection Period in which such Payment Date occurs.

“SFAS 140” means the Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities and any successor accounting standard that shall replace SFAS 140.

“Simple Interest Method” means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid Principal Balance multiplied by the period of time elapsed since the preceding payment of interest was made, and the remainder of such payment is allocable to principal.

“Simple Interest Receivable” means any Receivable providing for the allocation of payments made thereunder to principal and interest in accordance with the Simple Interest Method.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as amended from time to time.

“Target Overcollateralization Amount” means, for any Payment Date, the greater of (a) 1.25% of the Adjusted Pool Balance for such Payment Date and (b) 0.50% of the Original Adjusted Pool Balance.

“Target Principal Distribution Amount” means, for any Payment Date, the amount, if any, by which (a) the Outstanding Trust Securities Amount on the immediately preceding Payment Date exceeds (b) the Adjusted Pool Balance for such Payment Date minus the Target Overcollateralization Amount on such Payment Date.

“Treasury Regulations” means, the treasury regulations promulgated under Code.

“Trust Accounts” means, collectively, the Collection Account and the Note Distribution Account.

“Trust Agreement” means the Amended and Restated Trust Agreement dated as of September 13, 2006, between the Depositor and the Owner Trustee.

“Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Yield Supplement Overcollateralization Amount” means, for any Payment Date, the amount specified on Schedule B for such Payment Date.

SECTION 1.2 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to “writing” include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.” All references herein to Articles, Sections, Subsections and Exhibits are references to Articles, Sections, Subsections and Exhibits contained in or attached to this Agreement unless otherwise specified, and each such Exhibit is part of the terms of this Agreement.

SECTION 1.3 Simple Interest Method; Methods of Allocating Payments on Receivables; Allocations. All allocations of payments to principal and interest and determinations of periodic charges and the like on the Receivables shall be based on a year with the actual number of days in such year and twelve months with the actual number of days in each such month. Each payment on a Receivable shall be applied in accordance with the Servicer’s Customary Servicing Practices. Amounts paid by the Depositor or the Servicer in respect of Repurchased Receivables shall be allocated as if the Obligor thereof had prepaid such Receivable in full on the date as of which such Receivable was repurchased by the Depositor pursuant to Section 3.2 or purchased by the Servicer pursuant to Section 4.6 or 9.1.

ARTICLE II

CONVEYANCE OF RECEIVABLES

SECTION 2.1 Conveyance of Receivables. In consideration of the Issuer’s delivery of the Notes and the Class R Certificates to and upon the order of the Depositor, the Depositor does hereby sell, transfer, assign, and otherwise convey to the Issuer, without recourse (subject to the Depositor’s obligations herein):

(i) all right, title, and interest of the Depositor in, to and under the Receivables listed in the Schedule of Receivables, which is incorporated by reference herein, all proceeds thereof and all amounts and monies received thereon on and after the Cutoff Date (including proceeds of the repurchase of Receivables by the Depositor pursuant to Section 3.2 or the purchase of Receivables by the Servicer pursuant to Section 4.6 or 9.1), together with the interest of the Depositor in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and in any repossessed Financed Vehicles;

(ii) all right, title and interest of the Depositor in any Liquidation Proceeds and in any proceeds of any extended warranties, theft and physical damage, guaranteed auto protection, credit life or credit disability policies relating to the Financed Vehicles or the Obligors;

(iii) all right, title and interest of the Depositor in any proceeds from Dealer repurchase obligations relating to the Receivables; and

(iv) all proceeds (as defined in the Relevant UCC) of the foregoing.

In connection with such sale, the Depositor agrees to record and file, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables for the sale of accounts and chattel paper meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables to the Issuer. Notwithstanding any statement to the contrary contained herein or in any other Basic Document, the Depositor shall not be required to notify any insurer with respect to any insurance policy or other item of property listed in clause (ii) or to notify any Dealer about any aspect of the transaction contemplated by the Basic Documents.

It is the intention of the Depositor and the Issuer that (a) the assignment and transfer herein contemplated constitute a sale of the Receivables, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Issuer and (b) the Receivables not be part of the Depositor’s estate in the event of an insolvency. In the event that such conveyance is deemed to be a pledge to secure a loan, the Depositor hereby grants to the Issuer a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under the items of property listed in clauses (i) through (iv) above to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

SECTION 2.2 Closing. The conveyance of the Receivables shall take place at the offices of Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois on the Closing Date, simultaneously with the closing of the transactions contemplated by the underwriting agreement related to the Notes and the other Basic Documents. Upon the acceptance by the Depositor of the Notes and the Class R Certificates, the ownership of each Receivable and the contents of the related Receivable File will be vested in the Issuer, subject only to the lien of the Indenture.

ARTICLE III

THE RECEIVABLES

SECTION 3.1 Representations and Warranties of Depositor; Conditions Relating to Receivables.

(a) The Depositor makes the following representations and warranties as to the Receivables on which the Issuer shall rely in acquiring the Receivables. Such representations and warranties shall speak as of the Cutoff Date unless otherwise specified, but shall survive the sale, transfer, and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(i) Schedule of Receivables. The Schedule of Receivables identifies the Receivables by account number, name of Obligor and remaining principal balance of the Receivables as of the Cutoff Date and the information set forth in the Schedule of Receivables with respect to each Receivable is true and correct in all material respects, and no selection procedures materially adverse to the Noteholders has been utilized in selecting the Receivables from all receivables originated during the period from May 30, 2006 through July 13, 2006 owned by the Depositor which meet the selection criteria specified herein.

(ii) No Sale or Transfer. No Receivable has been sold, transferred, assigned or pledged by the Depositor to any Person other than the Issuer.

(iii) Good Title. Immediately prior to the transfer and assignment of the Receivables to the Issuer herein contemplated, the Depositor has good and marketable title to each Receivable free and clear of all Liens and rights of others; and, immediately upon the transfer thereof, the Issuer has either (i) good and marketable title to each Receivable, free and clear of all Liens and rights of others, other than the Lien of the

Indenture Trustee under the Indenture, and the transfer has been perfected under applicable law or (ii) a first priority perfected security interest in each Receivable and the proceeds thereof.

(b) Each Receivable satisfies the following conditions as of the Cutoff Date unless otherwise specified and such conditions shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(i) Acquisition. Each Receivable is a Dealer Receivable acquired directly or indirectly from or made through a Dealer located in the United States (including the District of Columbia);

(ii) Security. Each Receivable is secured by a new or used automobile or light-duty truck;

(iii) Maturity of Receivables. Each Receivable had a remaining number of monthly payments of not less than 9 and not greater than 84, and (A) in the case of each Receivable secured by new Financed Vehicles, had an original maturity of at least 12 months and not more than 84 months, or (B) in the case of each Receivable secured by used Financed Vehicles, had an original maturity of at least 12 months and not more than 72 months;

(iv) Contract Rate. Each Receivable has a Contract Rate of not more than 18% per annum;

(v) No Repossessions. Each Receivable is secured by a Financed Vehicle that had not been repossessed without reinstatement of such Receivable;

(vi) Obligor Not Subject to Bankruptcy Proceedings. Each Receivable has been entered into by an Obligor who had not been identified on the computer files of the Depositor as in bankruptcy proceedings;

(vii) No Overdue Payments. Each Receivable had no payment that was more than 30 days past due;

(viii) Principal Balance. Each Receivable had a remaining Principal Balance of at least $2,000 and not greater than $100,000;

(ix) No Force Placed Insurance. Each Receivable was secured by a Financed Vehicle that was not insured by a force placed insurance policy or any vendor’s single interest and non-filing insurance policy;

(x) Receivable Files. The Receivable Files were kept in the United States;

(xi) Characteristics of Receivables. Each Receivable (a) has been originated in the form of a credit sales transaction by a Dealer or a purchase money loan or other note through a Dealer located in one of the states of the United States (including the District of

Columbia) for the retail financing of a Financed Vehicle and has been fully and properly executed by the parties thereto, (b) if a retail installment sales contract, has been purchased by the Depositor from the originating Dealer and has been validly assigned by such Dealer to the Depositor in accordance with its terms; (c) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security; and (d) provides for fully amortizing level scheduled monthly payments (provided that the payment in the last month in the life of the Receivable may be different from the level scheduled payment) and for accrual of interest at a fixed rate according to the Simple Interest Method;

(xii) Compliance with Laws. Each Receivable and each sale of the related Financed Vehicle complied at the time it was originated or made, and complied on and after the Cutoff Date, in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity, and disclosure laws, in each case as applicable to such Receivable and sale thereof;

(xiii) Binding Obligation. Each Receivable constitutes the legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights;

(xiv) No Government Obligor. Each Receivable is not due from the United States of America or any state or from any agency, department, instrumentality or political subdivision of the United States of America or any state or local municipality, and each Receivable is not due from a business except to the extent that such Receivable has an individual co-borrower;

(xv) Security Interest in Financed Vehicle. Immediately prior to the sale and assignment thereof to the Issuer as herein contemplated, each Receivable was secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of or for the benefit of the Depositor as secured party (subject to administrative delays and clerical errors on the part of the applicable governmental agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest), or all necessary actions with respect to such Receivable have been taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Depositor, as secured party (other than the filing of UCC financing statements, which shall be submitted for filing on the Closing Date), the security interest of the Depositor (or beneficial interest therein) is assignable, and has been so assigned by the Depositor to the Issuer, and at such time as enforcement of such security interest is sought, each Receivable shall be secured by a validly perfected first priority security interest in the related Financed Vehicle for the benefit of the Issuer as secured party (subject to administrative delays and clerical errors on the part of the applicable governmental agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest), or all necessary actions with respect to such Receivable have been taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Issuer, as secured party (other than the filing of UCC financing statements, which shall be submitted for filing on the Closing Date);

(xvi) Receivables in Force. No Receivable has been satisfied, subordinated, or rescinded, nor has any Financed Vehicle been released by the Depositor from the Lien granted by the related Receivable, in whole or in part;

(xvii) No Waiver. No provision of a Receivable has been waived in such a manner that such Receivable fails either to meet all of the representations and warranties made by the Depositor herein with respect thereto or to meet all of the conditions with respect thereto pursuant to this Section 3.1(b);

(xviii) No Amendments. No Receivable has been amended except pursuant to either instruments included in the Receivable Files or instruments to be included in the Receivable Files pursuant to Section 4.2 (or otherwise maintained by the Depositor in the ordinary course of its business), and no such amendment has caused such Receivable either to fail to meet all of the representations and warranties made by the Depositor herein with respect thereto or to fail to meet all of the conditions with respect thereto pursuant to this Section 3.1(b);

(xix) No Defenses. The Depositor had no knowledge either of any facts which would give rise to any right of rescission, setoff, counterclaim, or defense, or of the same being asserted or threatened, with respect to any Receivable;

(xx) No Default. Except for payment defaults continuing for a period of not more than 30 days as of the close of business on the Cutoff Date, the Depositor had no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any Receivable existed; the records of the Depositor did not disclose that a continuing condition that with notice or lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable existed; and the Depositor had not waived any of the foregoing;

(xxi) Insurance. Each Receivable requires that the Obligor thereunder maintain comprehensive, liability, theft and physical damage insurance covering the related Financed Vehicle;

(xxii) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement is unlawful, void or voidable;

(xxiii) All Filings Made. No filings (other than filings under the Relevant UCC) or other actions are necessary in any jurisdiction to give the Issuer a first priority perfected security interest in the Receivables; and

(xxiv) Chattel Paper. Each Receivable constitutes either “tangible chattel paper” or “electronic chattel paper” within the meaning of the Relevant UCC. In the case of a Receivable constituting “tangible chattel paper” within the meaning of the Relevant UCC, there is no more than one original executed copy of such Receivable, which immediately prior to delivery thereof to the Servicer (as custodian) for the Issuer, was in the possession of the Depositor. In the case of a Receivable constituting “electronic chattel paper” within the meaning of the Relevant UCC, (a) there is no more than one authoritative copy of such Receivable which (i) is unique, identifiable and unalterable, and (ii) was communicated to and maintained by the Depositor, and (b) the Depositor has not communicated an authoritative copy of such Receivable to any Person.

SECTION 3.2 Repurchase Upon Breach or Failure of a Condition. The Depositor, the Servicer, the Indenture Trustee or the Owner Trustee, as the case may be, shall inform the other parties in writing, upon the discovery by the Depositor, the Servicer or an Authorized Officer of the Indenture Trustee or the Owner Trustee, as the case may be, of either any breach of the Depositor’s representations and warranties set forth in Section 3.1(a) or the failure of any Receivable to satisfy any of the conditions set forth in Section 3.1(b), in either case which materially and adversely affects the Noteholders’ interest in any Receivable; provided that delivery of the Servicer’s Certificate (specifying the aggregate Repurchase Amount for the related Collection Period) shall be deemed to constitute prompt notice by the Servicer and the Issuer of such breach. Unless the breach or failed condition shall have been cured by the last day of the Collection Period following the Collection Period in which such discovery occurred (or, at the Depositor’s option, the last day of the Collection Period in which such discovery occurred), the Depositor shall repurchase any Receivable the Noteholders’ interest in which was materially and adversely affected by the breach or failed condition, as of such last day. In consideration of the repurchase of a Receivable, the Depositor shall remit the Repurchase Amount of such Receivable as of such last day (less any Liquidation Proceeds deposited, or to be deposited, by the Servicer in the Collection Account with respect to such Receivable pursuant to Section 4.3) in the manner specified in Section 5.3. The sole remedy of the Issuer, the Indenture Trustee or the Noteholders with respect either to a breach of the Depositor’s representations and warranties set forth in Section 3.1(a) or to a failure of any of the conditions set forth in Section 3.1(b) shall be to require the Depositor to repurchase Receivables pursuant to this Section 3.2. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 3.2 or the eligibility of any Receivable for purposes of this Agreement.

SECTION 3.3 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer, upon the execution and delivery of this Agreement, agrees to have the Servicer act as custodian of the following copies, documents or instruments (but only to the extent applicable to such Receivable) (the “Receivable Files”) which are hereby constructively delivered to the Issuer with respect to each Receivable:

(i) In the case of a Receivable constituting “tangible chattel paper” within the meaning of the Relevant UCC, the original executed copy of such Receivable or, in the case of a Receivable constituting “electronic chattel paper” within the meaning of the Relevant UCC, the authoritative copy of such Receivable; and

(ii) Any and all other documents or records that the Depositor or the Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or a Financed Vehicle.

The Servicer hereby agrees to act as custodian and as agent for the Issuer hereunder. The Servicer acknowledges that it holds the documents and instruments relating to the Receivables for the benefit of the Issuer. The Issuer shall have no responsibility to monitor the Servicer’s performance as custodian and shall have no liability in connection with the Servicer’s performance of such duties hereunder.

SECTION 3.4 Duties of Servicer as Custodian.

(a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Issuer, and maintain such accurate and complete accounts, records (authoritative copies, original execution documents or copies of such originally executed documents shall be sufficient) and computer systems pertaining to the Receivables as shall enable the Issuer to comply with its obligations pursuant to this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files of comparable new or used automobile receivables that the Servicer services for itself. The Servicer shall conduct, or cause to be conducted, periodic audits of the files of all receivables owned or serviced by the Servicer which shall include the Receivable Files held by it under this Agreement and the related accounts, records and computer systems, in such a manner as shall enable the Owner Trustee or the Indenture Trustee to identify all Receivable Files and such related accounts, records and computer systems and to verify, if the Owner Trustee or the Indenture Trustee so elects, the accuracy of the Servicer’s recordkeeping. The Servicer shall promptly report to the Owner Trustee or the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided, and promptly take appropriate action to remedy any such failure. The Servicer may, in accordance with its Customary Servicing Practices: (i) subject to Section 3.3(i) regarding the authoritative copy of “electronic chattel paper”, maintain all or a portion of the Receivable Files in electronic form and (ii) maintain custody of all or any portion of the Receivable Files with one or more of its agents or designees.

(b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File in the United States (it being understood that the Receivable Files, or any part thereof, may be maintained at the offices of any person to whom the Servicer has delegated responsibilities in accordance with Section 7.6). The Servicer shall make available to the Owner Trustee, the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors, the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal operating hours as the Owner Trustee or Indenture Trustee shall reasonably instruct which do not unreasonably interfere with the Servicer’s normal operations or customer or employee relations.

(c) Release of Documents. Upon instruction from the Indenture Trustee (or, if the Notes have been paid in full, from the Owner Trustee), the Servicer shall release any document in the Receivable Files to the Indenture Trustee or Owner Trustee, or their respective agents or designee, as the case may be, at such place or places as such Person may reasonably designate as soon as reasonably practicable to the extent it does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations. The Servicer shall not be responsible for any loss occasioned by the failure of the Owner Trustee or Indenture Trustee, or their respective agents or designees, to return any document or any delay in doing so.

(d) Title to Receivables. The Servicer agrees that, in respect of any Receivable held by it as custodian hereunder, (i) the Servicer will not at any time have or in any way attempt to assert any interest in such Receivable or the related Receivable File, other than solely for the purpose of collecting or enforcing the Receivable for the benefit of the Issuer and (ii) the related Receivable File shall at all times be property of the Issuer.

SECTION 3.5 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer of the Indenture Trustee (or, if the Notes have been paid in full, of the Owner Trustee). A certified copy of a by-law or of a resolution of the Board of Directors of the Owner Trustee or the Indenture Trustee, as the case may be, shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Owner Trustee or the Indenture Trustee, as the case may be.

SECTION 3.6 Custodian’s Indemnification. The Servicer, as custodian, shall indemnify the Issuer, the Owner Trustee and the Indenture Trustee for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred or asserted against the Issuer, the Owner Trustee or the Indenture Trustee as the result of any act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Receivable Files; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Issuer, the Owner Trustee or the Indenture Trustee.

SECTION 3.7 Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 3.7 or until this Agreement shall be terminated. If the Servicer shall resign as Servicer under Section 7.5 or if all of the rights and obligations of the Servicer shall have been terminated under Section 8.1, the appointment of the Servicer as custodian may be terminated by the Indenture Trustee or by the Noteholders of Notes evidencing not less than a majority of the aggregate Outstanding Amount of the Controlling Class, in the same manner as the Indenture Trustee or such Noteholders may terminate the rights and obligations of the Servicer under Section 8.1. As soon as practicable after any termination of such appointment, the Servicer shall, at its expense, deliver and/or electronically communicate the Receivable Files to the Issuer or the Issuer’s agent at such place or places as the Issuer may reasonably designate. Notwithstanding the termination of the Servicer as custodian, the Owner Trustee agrees that upon any such termination, the Issuer shall provide, or cause its agent to provide, access to the Receivable Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.

ARTICLE IV

ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 4.1 Duties of Servicer. The Servicer is hereby appointed by the Issuer and authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Receivables (other than Repurchased Receivables) in accordance with its Customary Servicing Practices, using that degree of skill and attention that the Servicer exercises with respect to comparable new or used automobile receivables that it services for itself. The Servicer’s duties shall include collection and posting of all payments, responding to inquiries by Obligors or by federal, state, or local governmental authorities with respect to the Receivables, investigating delinquencies, reporting tax information to Obligors in accordance with its customary practices, advancing costs of disposition of defaults, monitoring Receivables in cases of Obligor defaults, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee with respect to distributions. The Servicer shall follow its Customary Servicing Practices in performing its duties as Servicer hereunder and will have full power and authority to do any and all things in connection with such managing servicing administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered by the Issuer to execute and deliver, on behalf of itself, the Owner Trustee, the Indenture Trustee and the Noteholders, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, without recourse to the Issuer, with respect to the Receivables or with respect to the Financed Vehicles. If the Servicer shall commence a legal proceeding to enforce a Receivable or a Defaulted Receivable, the Issuer shall thereupon be deemed to have automatically assigned such Receivable and the related property conveyed to the Issuer with respect to such Receivable to the Servicer, solely for the purpose of collection. The Owner Trustee shall furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Owner Trustee and as are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

SECTION 4.2 Collection of Receivable Payments; Refinancing.

(a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables and of this Agreement as and when the same shall become due in accordance with its Customary Servicing Practices. In connection therewith, the Servicer may grant extensions, rebates or adjustments on a Receivable without the consent of the Issuer; provided, however, that if the Servicer (i) extends the date for final payment by the Obligor of any Receivable beyond the Note Final Scheduled Payment Date for the Class A-4 Notes or the Class B Notes or (ii) other than as required by applicable law, reduces the Contract Rate or Principal Balance of any Receivable (except with respect to a prepayment of a scheduled payment that does not result in a deferral of any other scheduled payment), it shall promptly repurchase such Receivable pursuant to Section 4.6. The Servicer may in accordance with its Customary Servicing Practices waive any Late Fees that may be due in the ordinary course of collecting a Receivable. In the event that at the end of the scheduled term of any Receivable, the outstanding principal amount thereof is such that the final payment to be made by the related Obligor is larger than the regularly scheduled payment of principal and interest made by such Obligor, the Servicer may permit such Obligor to pay such remaining principal amount in more than one payment of principal and interest; provided, however, that the last such payment shall be due on or prior to the Note Final Scheduled Payment Date for the Class A-4 Notes or the Class B Notes.

(b) Notwithstanding anything in this Agreement to the contrary, the Servicer may refinance any Receivable by accepting a new promissory note from the related Obligor and applying the proceeds of such refinancing to pay all obligations in full of such Obligor under such Receivable. The receivable created by the refinancing shall not be property of the Issuer.

SECTION 4.3 Realization Upon Receivables. The Servicer shall use reasonable efforts, consistent with its Customary Servicing Practices, to repossess or otherwise take possession of the Financed Vehicle securing any Receivable during the calendar month in which more than 10% of any scheduled payment thereunder becomes 90 days delinquent; provided, however that the Servicer may repossess or otherwise take possession of the Financed Vehicle securing a Receivable (i) earlier if (A) such Receivable becomes a Defaulted Receivable, (B) the Servicer determines that such Financed Vehicle is in danger of being damaged, destroyed or otherwise made unavailable for repossession or (C) the related Obligor voluntarily surrenders such Financed Vehicle or (ii) later if (A) the Servicer is unable to locate such Financed Vehicle, (B) the related Obligor is the subject of a bankruptcy proceeding, (C) the Servicer otherwise defers repossession of such Financed Vehicle in accordance with its Customary Servicing Practices or (D) the Servicer has determined that repossession will not increase the Liquidation Proceeds by an amount greater than the expense of such repossession. After repossession of a Financed Vehicle, the Servicer shall in accordance with its customary and usual practices and procedures sell such Financed Vehicle in an auction or consign such Financed Vehicle to a Dealer for resale as soon as is practicable after repossession, subject to any applicable laws. The Servicer shall follow such Customary Servicing Practices as it shall deem necessary or advisable in determining when and if to exercise reasonable efforts to realize upon any recourse to Dealers. The Servicer shall be entitled to recover from proceeds all reasonable expenses incurred by it in the course of converting the Financed Vehicle into cash proceeds. The Liquidation Proceeds with respect to a Receivable shall be deposited by the Servicer in the Collection Account in the manner specified in Section 5.2 and shall be applied to reduce (or to satisfy, as the case may be) the Repurchase Amount of the Receivable, if such Receivable is to be repurchased by the Depositor pursuant to Section 3.2, or is to be purchased by the Servicer pursuant to Section 4.6. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

SECTION 4.4 Maintenance of Security Interests in Financed Vehicles. The Servicer, in accordance with its Customary Servicing Practices, shall take such steps as are necessary to maintain perfection of the first priority security interest of JPMorgan Chase, the Depositor or the Issuer, as the case may be, created in any Financed Vehicle which secures a Receivable. The Issuer and the Indenture Trustee hereby authorize the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to re-perfect such security interest in the event of the relocation of a Financed Vehicle or for any other reason, in either case, when the Servicer has knowledge of the need for such re-perfection. In the event that the assignment of a

Receivable to the Issuer and by the Issuer to the Indenture Trustee pursuant to the Indenture is insufficient without a notation on the related Financed Vehicle’s certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to grant to the Indenture Trustee a perfected security interest in the related Financed Vehicle, the Depositor and Servicer hereby agree that the listing of JPMorgan Chase or the Depositor, as the case may be, as the secured party on the certificate of title is deemed to be in its capacity as agent of the Indenture Trustee and the Servicer further agrees to hold such certificate of title as the Indenture Trustee’s agent and custodian; provided, however, that the Servicer shall not, nor shall the Owner Trustee, the Indenture Trustee or Noteholders have the right to require that the Servicer, make any such notation on the related Financed Vehicles’ certificate of title or fulfill any such additional administrative requirement of the laws of the state in which a Financed Vehicle is located.

SECTION 4.5 Covenants of Servicer.

(a) Security Interest to Remain in Force. The Servicer shall not release the Financed Vehicle securing each Receivable from the security interest granted by such Receivable in whole or in part except (i) in the event of payment in full by or on behalf of the Obligor thereunder, (ii) payment in full, less a nominal unpaid amount which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices, (iii) in connection with a substitution of such Financed Vehicle in whole by the manufacturer, dealer or seller as a result of mechanical defects or in connection with repossession or (iv) except as may be required by an insurer in order to receive proceeds from any insurance policy covering such Financed Vehicle.

(b) No Impairment. The Servicer will not impair in any material respect the rights of the Issuer or the Indenture Trustee in the Receivables except in accordance with the Customary Servicing Practices and as otherwise permitted by the Agreement.

SECTION 4.6 Purchase of Receivables Upon Breach. The Depositor, the Servicer, the Indenture Trustee or the Owner Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery by the Depositor, the Servicer or an Authorized Officer of the Indenture Trustee or the Owner Trustee, as the case may be, of any breach by the Servicer of its covenants under Section 4.5 which materially and adversely affects the interest of the Noteholders in any Receivable; provided that delivery of the Servicer’s Certificate (specifying the aggregate Repurchase Amount for the related Collection Period) shall be deemed to constitute prompt notice by the Servicer and the Issuer of such breach. Except as otherwise specified in Section 4.2, unless the breach shall have been cured by the last day of the Collection Period following the Collection Period in which such discovery occurred (or, at the Servicer’s election, the last day of the Collection Period in which such discovery occurred), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day. In consideration of the purchase of such Receivable, the Servicer shall remit the Repurchase Amount (less any Liquidation Proceeds deposited, or to be deposited, by the Servicer in the Collection Account with respect to such Receivable pursuant to Section 4.3) in the manner specified in Section 5.3. The sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee or the Noteholders against the Servicer with respect to a breach pursuant to Section 4.2 or Section 4.5 shall be to require the Servicer to purchase Receivables pursuant to this Section 4.6. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 4.6 or the eligibility of any Receivable for purposes of this Agreement.

SECTION 4.7 Servicing Fee. The “Servicing Fee” for a Collection Period shall be payable on the related Payment Date pursuant to Section 5.4 and shall equal (A) in the case of the first Payment Date, the product of 42 multiplied by 1/360 of the Servicing Fee Rate and the Pool Balance as of the Cutoff Date or (B) for all other Payment Dates, the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the related Settlement Date (or, in the case of the first Payment Date, as of the Cutoff Date). In addition, as additional compensation, the Servicer will be entitled to retain all Late Fees received from Obligors during such Collection Period and shall be entitled to receive on each Payment Date Investment Earnings as and when paid on amounts on deposit in the Collection Account or earned on collections pending deposit in the Collection Account. The Servicer shall be required to pay from its own account all expenses (other than expenses described in the definition of Liquidation Proceeds) incurred by it in connection with its activities hereunder (including fees and disbursements of independent accountants and auditors, taxes imposed on the Servicer, and other costs incurred in connection with administering and servicing the Receivables) and the fees and disbursements of the Issuer, the Administrator, the Owner Trustee, the Indenture Trustee, the Owner Trustee’s and the Indenture Trustee’s respective counsel, the Collection Account Securities Intermediary, the Paying Agent with respect to the Notes, the Authenticating Agent, the Note Registrar, the authenticating agent for the Class R Certificates and the Certificate Registrar except for United States federal, state and local income and franchise taxes, if any, imposed on the Issuer or any Noteholder or any expenses in connection with realizing upon Receivables under Section 4.3.

SECTION 4.8 Servicer’s Certificate. On or before each Determination Date, the Servicer shall deliver to the Indenture Trustee, the Owner Trustee, the Paying Agent and the Rating Agencies a Servicer’s Certificate, substantially in the form of Exhibit A, for the Collection Period preceding such Determination Date, containing all information necessary to make the distributions pursuant to Section 5.4, and all information necessary for the Paying Agent to send statements to Noteholders pursuant to Section 5.6. The Servicer shall deliver to the Rating Agencies any information, to the extent it is available to the Servicer, that the Rating Agencies reasonably request in order to monitor the Issuer. The Servicer’s Certificate may be delivered in electronic or “hard” copy format.

SECTION 4.9 Annual Statement as to Compliance.

(a) Within the earlier of 90 days after the end of each fiscal year of the Servicer or such date as required by Regulation AB, (i) the Servicer shall deliver to the Depositor, the Indenture Trustee, the Owner Trustee and each Rating Agency the statement of compliance from the Servicer described in Item 1123 of Regulation AB with respect to such fiscal year, which statement shall be in the form of an Officer’s Certificate of the Servicer, stating that (A) a review of the activities of the Servicer during such fiscal year (or the period since the Cutoff Date in the case of the first such certificate) and of its performance under this Agreement has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations in all material respects under this Agreement throughout such fiscal year (or the period since the Cutoff Date in the case of the first such certificate), or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer and the nature and status thereof, and (ii) the Servicer shall cause each subservicer performing obligations of the Servicer under this Agreement that meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB to deliver to the Depositor, the Indenture Trustee, the Owner Trustee and each Rating Agency a statement of compliance from such subservicer described in Item 1123 of Regulation AB with respect to such fiscal year, which statement shall be in the form of a certificate signed by the chairman of the board, the president, the treasurer, the controller, any executive or senior vice president or any vice president of such subservicer, stating that (A) a review of the activities of such subservicer during the such fiscal year (or the period since the Cutoff Date in the case of the first such certificate) and of its performance under this Agreement has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such subservicer has fulfilled all its obligations in all material respects under this Agreement throughout such fiscal year (or the period since the Cutoff Date in the case of the first such certificate), or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer and the nature and status thereof.

(b) The Servicer shall deliver to the Indenture Trustee, the Owner Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer’s Certificate specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under Section 8.1. The Depositor shall deliver to the Indenture Trustee and the Owner Trustee, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer’s Certificate specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under Section 8.1.

SECTION 4.10 Reports on Assessment of Compliance with Servicing Criteria.

(a) Within the earlier of 90 days after the end of each fiscal year of the Servicer or such date as required by Regulation AB, (i) the Servicer shall deliver to the Depositor, the Indenture Trustee and the Owner Trustee a report of compliance with the Servicing Criteria with respect to such fiscal year, which report will be signed by an authorized officer of the Servicer and contain (A) a statement of the Servicer’s responsibility for assessing compliance with the Servicing Criteria applicable to the Servicer, (B) a statement that the Servicer has used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Servicer, (C) a statement describing the Servicing Criteria that are not applicable to the activities that the Servicer performs with respect to asset-backed securities transactions taken as a whole involving the Servicer and that are backed by the same asset type as the Notes, (D) a statement that the Servicer has assessed compliance with the Servicing Criteria applicable to the Servicer as of and for the period ending the end of such fiscal year and disclosure of any material instance of noncompliance identified by the Servicer and (E) a statement that a registered public accounting firm has issued an attestation report on the Servicer’s assessment of compliance with the Servicing Criteria applicable to the Servicer as of and for the period ending the end of such fiscal year, and (ii) the Servicer shall cause each subservicer “participating in the servicing function” within the meaning of Rule 15d-18 of the Exchange Act to deliver to the Depositor, the Indenture Trustee and the Owner Trustee a report of compliance with the Servicing Criteria with respect to such fiscal year, which report will be signed by an authorized officer of such subservicer and contain (A) a statement of such subservicer’s responsibility for assessing compliance with the Servicing Criteria applicable to such subservicer, (B) a statement that such subservicer has used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to such subservicer, (C) a statement describing the Servicing Criteria that are not applicable to the activities that such subservicer performs with respect to asset-backed securities transactions taken as a whole involving such subservicer and that are backed by the same asset type as the Notes, (D) a statement that such subservicer has assessed compliance with the Servicing Criteria applicable to it as of and for the period ending the end of such fiscal year and disclosure of any material instance of noncompliance identified by such subservicer, (E) a statement that a registered public accounting firm has issued an attestation report on such subservicer’s assessment of compliance with the Servicing Criteria applicable to such subservicer as of and for the period ending the end of such fiscal year and (F) a statement that the Depositor and the Servicer and each of their respective officers and directors are entitled to rely on such subservicer’s assessment of compliance with the Servicing Criteria applicable to such subservicer. Notwithstanding anything to the contrary contained herein, if the Servicer has exercised commercially reasonably efforts to obtain any assessment of compliance with the Servicing Criteria from a subservicer required to be obtained hereunder or an attestation report on such assessment, the failure by such subservicer to provide such assessment or attestation report shall not constitute a breach by the Servicer hereunder.

(b) Within the earlier of 90 days after the end of each fiscal year of the Servicer or such date as required by Regulation AB, the Servicer shall (i) cause a registered public accounting firm (who may also render other services to the Servicer or the Depositor) to furnish to the Depositor, the Indenture Trustee and the Owner Trustee an attestation report satisfying the requirements of Rule 15d-18(c) of the Exchange Act on each assessment of compliance with the Servicing Criteria delivered pursuant to Section 4.10(a) with respect to the

Servicer or any subservicer that is an Affiliate of the Servicer during such fiscal year, and (ii) cause each subservicer that is not an Affiliate of the Servicer that delivered an assessment of compliance with the Servicing Criteria pursuant to Section 4.10(a) to deliver to the Depositor, the Indenture Trustee and the Owner Trustee an attestation report satisfying the requirements of Rule 15d-18(c) of the Exchange Act on such assessment of compliance from a registered public accounting firm (who may also render other services to such subservicer). Each such attestation report shall be made in accordance with standards of attestation engagements issued or adopted by the Public Company Accounting Oversight Board. Notwithstanding the foregoing, the assessment of compliance with the servicing criteria described above may be replaced by any similar report using standards other than those adopted by the Public Company Accounting Oversight Board which are now or in the future in use by servicers of comparable assets and which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Securities and Exchange Commission.

SECTION 4.11 Access by Noteholders to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Noteholders access to the Receivable Files in such cases where the Noteholders shall be required by applicable statutes or regulations to have access to such documentation. Access by the Noteholders shall be afforded without charge, but only upon reasonable request and during normal business hours which do not unreasonably interfere with the Servicer’s normal operations or customer or employee relations. Nothing in this Section 4.11 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 4.11.

SECTION 4.12 Reports to Noteholders and the Rating Agencies.

(a) The Indenture Trustee shall provide to any Noteholder who so requests in writing (addressed to the Corporate Trust Office of the Indenture Trustee) a copy of (i) any Servicer’s Certificate described in Section 4.8, (ii) the annual statement of compliance described in Section 4.9(a), (iii) any report on assessment of compliance with the servicing criteria described in Section 4.10(a) and (iv) any attestation report on an assessment of compliance with the servicing criteria described in Section 4.10(b). The Indenture Trustee may require the Noteholder to pay a reasonable sum to cover the cost of the Indenture Trustee’s complying with such request, as applicable.

(b) The Indenture Trustee shall forward to the Rating Agencies the statement to Noteholders described in Section 5.6 and any other reports it may receive pursuant to this Agreement to (i) Moody’s, ABS Monitoring Dept., 99 Church Street, 4th Floor, New York, New York 10007 and (ii) Fitch, One State Street Plaza, 32nd Floor, New York, New York 10004.

ARTICLE V

ACCOUNTS; DISTRIBUTIONS;

STATEMENTS TO NOTEHOLDERS

SECTION 5.1 Establishment of Collection Account and Note Distribution Account.

(a) On or prior to the Closing Date, the Issuer, the Collection Account Securities Intermediary and the Indenture Trustee shall have entered into the Collection Account Control Agreement pursuant to which the Collection Account shall be established and maintained for the benefit of the Noteholders. If the depositary of the Collection Account ceases to be either a Qualified Institution or a Qualified Trust Institution, as applicable, the Issuer shall cause the Collection Account to be moved to a Qualified Institution or a separate trust account in a Qualified Trust Institution and the Indenture Trustee shall cause the depositary maintaining the new Collection Account to assume the obligations of the existing Collection Account Securities Intermediary under the Collection Account Control Agreement unless the Rating Agency Condition is satisfied in connection with such depositary’s ceasing to be a Qualified Institution or a Qualified Trust Institution, as the case may be. All amounts held in the Collection Account shall be invested in accordance with the Collection Account Control Agreement at the written direction of the Servicer to the extent provided in Section 8.3(a) and Section 8.3(c) of the Indenture in Permitted Investments that mature not later than the Deposit Date next succeeding the date of investment except, if the Collection Account Securities Intermediary and the Indenture Trustee are the same Person, investments on which the Indenture Trustee is the obligor (including repurchase agreements on which the Indenture Trustee, in its commercial capacity, is liable as principal) may mature on the next succeeding Payment Date; provided, however, that once such amounts have been invested in Permitted Investments, such Permitted Investments must be held or maintained until they mature on or before the dates described above.

(b) On or prior to the Closing Date, the Servicer shall establish and maintain for the benefit of the Noteholders, in the name of the Indenture Trustee, an Eligible Deposit Account for the deposit of distributions to the Noteholders (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Note Distribution Account shall be established initially at JPMorgan Chase. Should any depositary of the Note Distribution Account (including JPMorgan Chase (or an Affiliate thereof)) cease to be either a Qualified Institution or a Qualified Trust Institution, as applicable, then the Servicer shall, with the Depositor’s assistance as necessary, cause the related account to be moved to a Qualified Institution or a Qualified Trust Institution, unless the Rating Agency Condition is satisfied in connection with such depositary’s ceasing to be a Qualified Institution or a Qualified Trust Institution, as the case may be. Amounts on deposit in the Note Distribution Account shall not be invested.

(c) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Note Distribution Account and in all proceeds thereof and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate.

SECTION 5.2 Collections.

(a) The Servicer shall remit all Collections into the Collection Account within two Business Days after receipt and application of such Collections to the Obligors’ accounts in accordance with the Customary Servicing Practices. JPMorgan Chase has requested that, so long as it is acting as the Servicer, the Servicer be permitted to make remittances of Collections on a less frequent basis than that specified in the immediately preceding sentence. It is understood that such less frequent remittances may be made only on the specific terms and conditions set forth below in this Section 5.2 and only for so long as such terms and conditions are fulfilled. Accordingly, notwithstanding the provisions of the first sentence of this Section 5.2, the Servicer shall remit Collections to the Collection Account in Automated Clearinghouse Corporation next-day funds or immediately available funds no later than 11:00 a.m., New York City time, on the Deposit Date, but only for so long as (i) the short-term certificate of deposit ratings of the Servicer are at least “P-1” by Moody’s and “F1” by Fitch (if rated by Fitch), or the Rating Agency Condition is satisfied as a result of Collections being remitted on a monthly, rather than daily, basis and (ii) the Servicer shall be JPMorgan Chase. Upon remittance by the Servicer of Collections to the Collection Account pursuant to the preceding sentence, the Paying Agent shall provide written notice to the Indenture Trustee and the Owner Trustee no later than 11 a.m., New York City time, on each Deposit Date, setting forth the amounts remitted by the Servicer on such date. Pending deposit into the Collection Account, Collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds.

(b) Notwithstanding anything in this Agreement to the contrary, if the Servicer deposits amounts that it mistakenly believes are Collections resulting in the payment in full of a Receivable, and (i) if the Servicer discovers its error on or prior to the last day of the month of the related Collection Period following such deposit, the Indenture Trustee, at the written direction of the Servicer, shall withdraw such amounts and pay them to the Servicer or (ii) if the Servicer discovers its error after the last day of the month of the related Collection Period following such deposit, the Servicer shall be deemed to have purchased such Receivable pursuant to Section 4.6 as of the last day of the Collection Period during which such error shall have occurred.

SECTION 5.3 Additional Deposits. The Servicer, or the Depositor, as the case may be, shall deposit into the Collection Account the aggregate Repurchase Amount pursuant to Sections 3.2, 4.6 and 9.1(a), as applicable. All remittances shall be made to the Collection Account, in Automated Clearinghouse Corporation next-day funds or immediately available funds, no later than 11 a.m., New York City time, on the Deposit Date.

SECTION 5.4 Distributions.

(a) No later than 12 noon, New York City time, on each Determination Date, the Servicer shall calculate all amounts required to determine the amounts to be withdrawn from the Collection Account and paid to the Servicer and the Administrator, paid to the Noteholders, deposited into the Note Distribution Account and/or paid to the Class R Certificateholders with respect to the next succeeding Payment Date.

(b) Not later than 11:00 a.m., New York City time, on each Payment Date, at the Servicer’s direction, the Indenture Trustee, or the Paying Agent on behalf of the Indenture Trustee, shall cause to be made the following distributions, to the extent of the Available Amount then on deposit in the Collection Account by wire transfer of immediately available funds, in the following order of priority and in the amounts set forth in the Servicer’s Certificate for such Payment Date:

(i) to the Servicer, the sum of (x) the Servicing Fee for the preceding Collection Period, plus (y) the amount of any Servicing Fee previously due but not paid, if any, to the extent such amounts are not deducted from the Servicer’s remittance to the Collection Account pursuant to Section 5.5;

(ii) to the Administrator, the sum of (x) the Administration Fee for such Payment Date, plus (y) the amount of any Administration Fee previously due but not paid, if any;

(iii) to the Class A Noteholders, pro rata, the Class A Noteholders’ Interest Distributable Amount;

(iv) except as set forth in Section 5.4(c), to the Note Distribution Account, the Priority Principal Distribution Amount for such Payment Date;

(v) except as set forth in Section 5.4(c), to the Class B Noteholders, the Class B Noteholders’ Interest Distributable Amount;

(vi) except as set forth in Section 5.4(c), allocate to the Note Distribution Account, the Regular Principal Distribution Amount for such Payment Date; and

(vii) except as provided in Section 5.4(c), to the Class R Certificateholders on a pro rata basis based on their respective Percentage Interests any remaining portion of the Available Amount.

In the event that the Collection Account is maintained with an institution other than the Indenture Trustee, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to this Section 5.4(b) on the related Deposit Date.

(c) If the Notes have been declared immediately due and payable as provided in Section 5.2 of the Indenture following the occurrence of an Event of Default described in clause (a) or (b) of Section 5.1 of the Indenture, or upon any sale of the assets of the Issuer pursuant to Article V of the Indenture, any amounts remaining in the Collection Account after the distributions described in clauses (i), (ii) and (iii) of Section 5.4(b) shall be distributed in the following order of priority: (1) an amount equal to the Outstanding Amount of the Class A Notes will be paid to the Class A Noteholders, pro rata on the basis of the respective Outstanding Amounts of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, respectively, (2) an amount equal to the Class B Noteholders’ Interest Distributable Amount will be paid to the Class B Noteholders, (3) an amount equal to the Outstanding Amount of the Class B Notes will be paid to the Class B Noteholders and (4) any remaining amounts will be paid to the Class R Certificateholders on a pro rata basis based on their respective Percentage Interests.

SECTION 5.5 Net Deposits. JPMorgan Chase (in its capacity as the Depositor or the Servicer) may make the remittances pursuant to Sections 5.2 and 5.3 above, net of amounts to be retained by it or distributed to it (also in any such capacity) pursuant to Section 4.7 (if applicable) and Section 5.4, if (a) it shall be the Servicer and (b) it is entitled, pursuant to Section 5.2, to make deposits on a monthly basis, rather than a daily basis. Nonetheless, the Servicer shall account for all of the above-described amounts as if such amounts were deposited and distributed separately.

SECTION 5.6 Statements to Noteholders. On each Payment Date, the Servicer shall provide to the Indenture Trustee and the Paying Agent (for the Paying Agent to forward to each Noteholder of record as of the most recent Record Date pursuant to the Indenture) a statement setting forth the information set forth in Exhibit A (to the extent applicable), with a copy to the Rating Agencies.

ARTICLE VI

THE DEPOSITOR

SECTION 6.1 Representations of Depositor. The Depositor makes the following representations on which the Issuer shall rely in acquiring the Receivables. The representations shall speak as of the execution and delivery of this Agreement, and shall survive the sale of the Receivables to the Issuer and pledge thereof to the Indenture Trustee pursuant to the Indenture.

(i) Organization and Good Standing. The Depositor has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire and own the Receivables.

(ii) Power and Authority. The Depositor has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms, the Depositor has full power and authority to sell and assign the property to be sold and assigned to the Issuer as the Owner Trust Estate and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party has been duly authorized by the Depositor by all necessary action.

(iii) Valid Sale; Binding Obligations. This Agreement effects a valid sale, transfer, and assignment of the Receivables, enforceable against creditors of and purchasers from the Depositor; this Agreement and each of the other Basic Documents to which it is a party constitutes a legal, valid, and binding obligation of the Depositor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(iv) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Depositor, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or, to the best of the Depositor’s knowledge, any order, rule, or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(v) No Proceedings. There are no proceedings or investigations pending, or, to the Depositor’s best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Depositor or its properties: (a) asserting the invalidity of this Agreement, any other Basic Document or the Notes, (b) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, any other Basic Document, or the Notes, or (d) relating to the Depositor and which might adversely affect the federal or state income tax attributes of the Notes.

SECTION 6.2 Liability of Depositor; Indemnities. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor in such capacity under this Agreement and shall have no other obligations or liabilities hereunder.

The Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes, including franchise taxes measured by net income), arising out of the transactions contemplated by this Agreement and the other Basic Documents, and costs and expenses in defending against the same.

The Depositor shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any loss, liability or expense incurred by reason of (i) the Depositor’s willful misfeasance, bad faith, or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder and (ii) the Depositor’s violation of federal or state securities laws in connection with the registration of the sale of the Notes.

Indemnification under this Section 6.2 shall include reasonable fees and expenses of counsel and expenses of litigation. If the Depositor shall have made any indemnity payments pursuant to this Section 6.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Depositor, without interest.

SECTION 6.3 Merger or Consolidation of Depositor. Any corporation or other entity (i) into which the Depositor may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Depositor shall be a party, or (iii) which may succeed to all or substantially all of the business of the Depositor, which corporation or other entity shall be bound to perform every obligation of the Depositor under this Agreement shall be the successor to the Depositor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement. The Depositor shall give prompt written notice of any merger or consolidation to the Issuer, the Owner Trustee, the Indenture Trustee, the Servicer and the Rating Agencies.

SECTION 6.4 Limitation on Liability of Depositor and Others. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder or under any other Basic Documents. The Depositor shall not be under any obligation under this Agreement to appear in, prosecute, or defend any legal action that shall be unrelated to its obligations under this Agreement or any other Basic Document, and that in its opinion may involve it in any expense or liability.

SECTION 6.5 Depositor May Own Notes. The Depositor or any of its Affiliates may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Depositor or an Affiliate thereof, except as otherwise provided in the definition of “Outstanding” specified in Section 1.1. Notes so owned by or pledged to the Depositor or any Affiliate thereof shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Notes.

ARTICLE VII

THE SERVICER

SECTION 7.1 Representations of Servicer. The Servicer makes the following representations on which the Issuer shall rely in acquiring the Receivables. The representations shall speak as of the execution and delivery of this Agreement (or as of a date a Person (other than the Indenture Trustee) becomes Servicer pursuant to Section 7.3 or Section 8.2), and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(i) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a national banking association or corporation and is in good standing under the laws of the United States of America or the jurisdiction of its incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to service the Receivables and to hold the Receivable Files as custodian on behalf of the Issuer.

(ii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party has been duly authorized by the Servicer by all necessary action.

(iii) Binding Obligations. This Agreement and the other Basic Documents to which it is a party constitute legal, valid, and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(iv) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Servicer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Servicer is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or, to the best of the Servicer’s knowledge, any order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

(v) No Proceedings. There are no proceedings or investigations pending, or to the Servicer’s best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (a) asserting the invalidity of this Agreement, any other Basic Document, the Notes, (b) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any other Basic Document, the Notes, or (d) relating to the Servicer and which might adversely affect the federal or state income tax attributes of the Notes.

(vi) Fidelity Bond. The Servicer maintains a fidelity bond in such form and amount as is customary for banks acting as custodian of funds and documents in respect of retail automotive installment sales contracts.

SECTION 7.2 Liability of Servicer; Indemnities. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity under this Agreement and shall have no other obligations or liabilities hereunder.

(i) The Servicer shall defend, indemnify, and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Noteholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

(ii) The Servicer shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against the Issuer with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes, or asserted with respect to ownership of the Receivables or federal, state or other income taxes, including franchise taxes measured by net income) arising out of distributions on the Notes and costs and expenses in defending against the same.

(iii) The Servicer shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Issuer, the Owner Trustee, the Indenture Trustee or the Noteholders through the willful misfeasance, gross negligence, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

Indemnification under this Section 7.2 shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 7.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest. The indemnification obligations of the Servicer set forth in this Section 7.2 shall survive the termination of such Servicer with respect to any act or failure to act which occurs prior to such Servicer’s termination. The provisions of Section 6.7 of the Indenture, Section 17 of the Collection Account Control Agreement and Sections 8.1 and 8.2 of the Trust Agreement with respect to the Servicer’s obligations are incorporated by reference herein.

SECTION 7.3 Merger or Consolidation of Servicer. Any corporation or other entity (i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Servicer shall be a party, or (iii) which may succeed to all or substantially all of the business of the Servicer, which corporation or other entity shall be bound to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Servicer shall give prompt written notice of any merger or consolidation to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor and the Rating Agencies.

SECTION 7.4 Limitation on Liability of Servicer and Others.

(a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, gross negligence, or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b) The Servicer, and any director, or officer, employee or agent of the Servicer, shall be indemnified by the Issuer and held harmless against any loss, liability, or expense (including reasonable attorneys’ fees and expenses) incurred in connection with any legal action relating to the performance of the Servicer’s duties under this Agreement, other than (i) any loss or liability otherwise reimbursable to the Servicer by a Person other than the Issuer pursuant to this Agreement or the Basic Documents; (ii) any loss, liability, or expense incurred solely by reason of the Servicer’s willful misfeasance, negligence, or bad faith in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties under this Agreement or the Basic Documents; and (iii) any loss, liability, or expense for which the Issuer is to be indemnified by the Servicer under this Agreement or the Basic Documents. Any amounts due the Servicer pursuant to this Section 7.4 shall be payable on a Payment Date from any amounts distributable to the Class R Certificateholders from the Collection Account pursuant to Section 5.4(b).

(c) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities of the Issuer, and the Servicer shall be entitled to be reimbursed therefor. Any amounts due the Servicer pursuant to this Section 7.4 shall be payable on a Payment Date from any amounts distributable to the Class R Certificateholders from the Collection Account pursuant to Section 5.4(b).

The Person to be indemnified shall provide the Issuer, the Owner Trustee and the Indenture Trustee with a certificate and accompanying Opinion of Counsel requesting indemnification and setting forth the basis for such request.

SECTION 7.5 Servicer Not to Resign. Except as permitted by Section 7.3, the Servicer shall not resign from its obligations and duties under this Agreement except (i) upon determination that the performance of its duties shall no longer be permissible under applicable law or (ii) upon satisfaction of the Rating Agency Condition, in the event of the appointment of a successor Servicer. Notice of any such determination permitting the resignation of the Servicer shall be communicated to the Issuer, the Indenture Trustee, the Owner Trustee, the Depositor and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the Indenture Trustee and the Owner Trustee concurrently with such notice. No such resignation shall become effective until the Indenture Trustee (which shall not be obligated to act as successor Servicer if the Servicer has resigned for a reason other than that the performance of its duties are no longer permissible under applicable law) or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer hereunder in accordance with Section 8.2.

SECTION 7.6 Delegation of Duties. So long as JPMorgan Chase acts as Servicer, the Servicer shall have the right, in the ordinary course of its business, to delegate any of its duties under this Agreement to any Person. The Servicer shall pay any compensation payable to such Person from its own funds and none of the Issuer, the Owner Trustee, the Indenture Trustee or the Noteholders shall have any liability to such Person with respect thereto. Notwithstanding any delegation of duties by the Servicer pursuant to this Section 7.6, the Servicer shall not be relieved of its liability and responsibility with respect to such duties, and any such delegation shall not constitute a resignation within the meaning of Section 7.5. Any agreement that may be entered into by the Servicer and a Person that provides for any delegation of the Servicer’s duties hereunder to such Person shall be deemed to be between the Servicer and such Person alone, and the Issuer, the Owner Trustee, the Indenture Trustee and Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect thereto.

ARTICLE VIII

EVENTS OF SERVICING TERMINATION

SECTION 8.1 Events of Servicing Termination. Any one of the following events which shall occur and be continuing shall constitute an event of servicing termination hereunder (each, an “Event of Servicing Termination”):

(i) Any failure by the Servicer to deliver to the Indenture Trustee the Servicer’s Certificate for the related Collection Period, or any failure by the Servicer to deliver to the Indenture Trustee, for deposit in any of the Trust Accounts, any proceeds or payment required to be so delivered under the terms of the Notes and this Agreement (or, in the case of a payment or deposit to be made not later than the Deposit Date, the failure to make such payment or deposit on such Deposit Date), which failure continues unremedied for a period of ten Business Days after (A) discovery by an officer of the Servicer or (B) written notice (1) to the Servicer by the Indenture Trustee or the Owner Trustee or (2) to the Indenture Trustee or the Owner Trustee, as applicable, and the Servicer by the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Controlling Class;

(ii) Failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the Indenture, which failure shall (a) materially and adversely affect the rights of the Issuer or the Noteholders, and (b) continue unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer by the Indenture Trustee or the Owner Trustee, or (2) to the Indenture Trustee or the Owner Trustee, as applicable, and the Servicer by the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Controlling Class;

(iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(iv) The consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

provided, however, that a delay or failure of performance referred to in clause (i) or (ii) above for a period of 150 days will not constitute an Event of Servicing Termination if such delay or failure was caused by force majeure or other similar occurrence as certified by the Servicer in an Officer’s Certificate of the Servicer delivered to the Indenture Trustee.

Upon the occurrence of any Event of Servicing Termination as described above, and in each and every case and for so long as such Event of Servicing Termination shall not have been remedied, either the Indenture Trustee or the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Controlling Class, by notice given in writing to the Servicer (and to the Indenture Trustee or the Owner Trustee, as applicable, if given by Noteholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Receivables or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to this Section 8.1; and, without limitation, the

Indenture Trustee shall be hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable Files, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, shall have been deposited by the predecessor Servicer in the Collection Account, or shall thereafter be received with respect to a Receivable. All reasonable costs and expenses (including attorneys’ fees and disbursements) incurred in connection with transferring the servicing of the Receivables to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.1 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. The Indenture Trustee and the Owner Trustee shall give written notice of any termination of the Servicer to their related Noteholders, and the Indenture Trustee shall give such notice to the Rating Agencies. Neither the Indenture Trustee nor any successor Servicer shall be deemed to be in default hereunder by reason of its failure to make, or any delay in making, any distribution hereunder or any portion thereof which was caused by (i) the failure of the predecessor Servicer to deliver, or any delay in delivering cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the predecessor Servicer.

SECTION 8.2 Indenture Trustee to Act; Appointment of Successor Servicer. Upon the Servicer’s receipt of notice of termination pursuant to Section 8.1 or resignation pursuant to Section 7.5, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement, and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the Servicer by the terms and provisions of this Agreement. As compensation therefor, the Indenture Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination or resignation had been given. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution (x) having a net worth of not less than $100,000,000 as of the last day of the most recent fiscal quarter for such institution and (y) whose regular business shall include the servicing of automobile receivables, as successor Servicer under this Agreement; provided, that the appointment of any such successor Servicer is required to satisfy the Rating Agency Condition. In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. The Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Unless the Indenture Trustee shall be prohibited by law from so acting, the Indenture Trustee shall not be relieved of its duties as successor Servicer under this Section 8.2 until the newly appointed successor Servicer shall have assumed the responsibilities and obligations of the Servicer under this Agreement.

SECTION 8.3 Notification to Noteholders. Upon any Event of Servicing Termination, or appointment of a successor Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to the Noteholders, at their respective addresses of record, and to the Rating Agencies.

SECTION 8.4 Waiver of Past Defaults. The Noteholders of Notes evidencing at least a majority of the Outstanding Amount of the Controlling Class may, on behalf of all such Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Servicer shall give prompt written notice of any waiver to the Rating Agencies; provided, however, that the Indenture Trustee or the Owner Trustee shall only be required to give such notice if a Responsible Officer thereof has actual knowledge of the related event.

ARTICLE IX

TERMINATION

SECTION 9.1 Optional Purchase of All Receivables; Trust Termination.

(a) As of the last day of any Collection Period as of which the Pool Balance shall be equal to or less than the Optional Purchase Percentage of the Original Pool Balance, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts. To exercise such option, the Servicer shall notify the Indenture Trustee, the Owner Trustee, the Note Registrar and the Certificate Registrar in writing, no later than the 25th day of the Collection Period immediately preceding the date on which such purchase is to be effected, shall pay the aggregate Repurchase Amount for the Receivables (including Defaulted Receivables) and shall succeed to all interests in, to and under such property. The payment shall be made in the manner specified in Section 5.3, and shall be distributed pursuant to Section 5.4.

(b) Upon any sale of the assets of the Issuer pursuant to Article V of the Indenture, the Servicer shall instruct the Indenture Trustee in writing to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the “Sale Proceeds”) in the Collection Account. On the Payment Date on which the Sale Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Payment Date, on the Payment Date immediately following such deposit), the Servicer shall instruct the Indenture Trustee in writing to make, and the Indenture Trustee shall make the deposits and distributions set forth in Sections 5.4(b) and 5.4(c).

(c) Notice of any termination of the Issuer shall be given by the Servicer to the Owner Trustee, the Indenture Trustee and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

(d) After the payment to the Indenture Trustee, the Owner Trustee, the Noteholders and the Servicer of all amounts required to be paid under this Agreement, the Indenture and the Trust Agreement, any amounts on deposit in the Collection Account shall be paid to the Class R Certificateholders on a pro rata basis based on their respective Percentage Interests, and any other assets remaining in the Owner Trust Estate shall be distributed to the Class R Certificateholders on a pro rata basis based on their respective Percentage Interests.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1 Amendment.

(a) Any term or provision of this Agreement may be amended by the Depositor and the Servicer without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person; provided, that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Noteholders, the Indenture Trustee or the Owner Trustee. Any term or provision of this Agreement may be amended by the Depositor and the Servicer without the consent of any Noteholder but with the consent of the Indenture Trustee and the Owner Trustee; provided, that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, materially and adversely affect the interests of the Noteholders. For greater clarity, except as otherwise expressly provided herein, the consent of a Person shall not be required for any amendment if the interests of such Person are not materially and adversely affected.

(b) Notwithstanding clause (a) above, any term or provision of this Agreement may be amended by the Depositor and the Servicer but without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the Depositor, the Servicer or any of their Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle or for any other purpose, it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

(c) This Agreement may also be amended from time to time by the parties hereto, with the consent of the Noteholders evidencing not less than a majority of the Outstanding Amount of the Notes that are adversely affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of such adversely affected Noteholders, provided that no such amendment shall, without the consent of every Noteholder affected thereby, (i) reduce the interest rate or principal amount of any Note, or delay the Note Final Scheduled Payment Date of any Note without the consent of the Noteholder of such Note, or (ii) reduce the percentage of the aggregate outstanding principal amount of the Outstanding Notes, the Noteholders of which are required to consent to any matter without the consent of the Noteholders of at least the percentage of the aggregate outstanding principal amount of the Outstanding Notes which were required to consent to such matter before giving effect to such amendment. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe.

(d) Prior to the execution of any such amendment to this Agreement, the Servicer shall provide written notification of the substance of such amendment to each Rating Agency, the Owner Trustee and the Indenture Trustee; and promptly after the execution of any such amendment or consent, the Servicer shall furnish a copy of such amendment or consent to each Rating Agency, the Owner Trustee and the Indenture Trustee.

(e) Prior to the execution of any amendment to this Agreement, the Depositor, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into or execute on behalf of the Issuer any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement; provided, that no provision which materially affects the Owner Trustee’s or the Indenture Trustee’s rights, duties or immunities may be amended without the prior written consent of the Owner Trustee or the Indenture Trustee, as applicable.

SECTION 10.2 Protection of Title to Owner Trust Estate.

(a) The Depositor shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the Issuer and the Indenture Trustee in the Receivables and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In addition, the Depositor hereby authorizes the Issuer at any time and from time to time to file any financing statements and amendments thereto in any jurisdiction as may be necessary or desirable to preserve, maintain, and protect the interests of the Issuer and the Indenture Trustee in the Receivables and the proceeds thereof.

(b) The Depositor shall not change its name, identity, organizational structure or jurisdiction of organization in any manner that would, could, or might make any financing statement or continuation statement filed by the Depositor in accordance with paragraph (a) above seriously misleading within the meaning of §§ 9-506, 9-507 or 9-508 (or any comparable section) of the Relevant UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least 5 days’ prior written notice thereof and, to the extent necessary, the Depositor shall have promptly filed amendments to previously filed financing statements or continuation statements described in paragraph (a) above.

(c) The Depositor and the Servicer shall give the Owner Trustee and the Indenture Trustee at least 5 days’ prior written notice of any change in the jurisdiction of its organization or the state designated as its location in its Articles of Association if, as a result of such change in jurisdiction or the state designated as its location in its Articles of Association, the applicable provisions of the Relevant UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and, to the extent necessary, the Depositor or the Servicer, as applicable, shall have promptly filed amendments to previously filed financing statements or continuation statements described in paragraph (a) above.

(d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer’s master computer records (including archives) that shall refer to a Receivable indicate clearly, by numerical code or otherwise, that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer’s and Indenture Trustee’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the Receivable shall have been paid in full, repurchased or assigned pursuant hereto.

(f) If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in a new or used automobile receivable to any prospective purchaser, creditor, or other transferee, the Depositor or the Servicer, as the case may be, shall give to such prospective purchaser, creditor, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

(g) The Servicer shall permit the Indenture Trustee and the Owner Trustee and their respective agents upon reasonable notice at any time during normal business hours which does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations to inspect, audit, and make copies of and abstracts from the Servicer’s records regarding the Receivables.

(h) Upon request, the Servicer shall furnish to the Owner Trustee or the Indenture Trustee, within five Business Days, a list of all Receivables by account number and name of Obligor then held by the Issuer, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer Certificates indicating removal of Receivables from the Owner Trust Estate.

SECTION 10.3 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

SECTION 10.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.5 Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt, and addressed in each case as set forth on Schedule C or at such other address as shall be designated in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of record of such Noteholder. Any notice to a Noteholder so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 10.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or of the Notes or the rights of the Noteholders thereof.

SECTION 10.7 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.3, 7.3, 7.5 and 8.2, neither the Depositor nor the Servicer may assign all, or a portion of, its rights, obligations and duties under this Agreement unless such transfer or assignment satisfies the Rating Agency Condition. In the event of a transfer or assignment pursuant to this Section 10.7, the Rating Agencies shall be provided with notice of such transfer or assignment.

SECTION 10.8 Notes Nonassessable and Fully Paid. The interests represented by the Notes shall be nonassessable for any losses or expenses of the Issuer or for any reason whatsoever, and, upon authentication thereof by the Indenture Trustee pursuant to the Indenture, each Note shall be deemed fully paid.

SECTION 10.9 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. The Administrator, the Owner Trustee, individually and on behalf of the Class R Certificateholders, and the Indenture Trustee, individually and on behalf of the Noteholders are third-party beneficiaries to this Agreement and are entitled to the rights and benefits hereunder and may enforce the provisions hereof as it were a party hereto. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

SECTION 10.10 Assignment to Indenture Trustee. The Depositor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and the other property constituting the Owner Trust Estate and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee and agrees that the enforcement of a right or remedy hereunder by the Indenture Trustee shall have the same force and effect as if such right or remedy had been enforced or executed by the Issuer.

SECTION 10.11 Limitation of Liability of Owner Trustee and Indenture Trustee.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by Wells Fargo not in its individual capacity but solely as Indenture Trustee, and in no event shall Wells Fargo have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

SECTION 10.12 No Petition. The Depositor and Servicer, by entering into this Agreement hereby covenant and agree that they will not, prior to the date which is one year and one day after payment in full of the Notes, at any time institute against the Issuer or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the other Basic Documents.

SECTION 10.13 Exchange Act Reporting.

(a) In order to facilitate compliance by the Depositor with the reporting requirements under the Exchange Act with respect to the Issuer including the provisions of Regulation AB and related rules and regulations of the Securities and Exchange Commission, the Servicer and the Indenture Trustee agree to provide to the Depositor any and all statements, reports, certifications and other information reasonably necessary to permit the Depositor to comply with the Depositor’s reporting obligations under the Exchange Act.

(b) So long as the Depositor is required to file any reports with respect to the Issuer under the Exchange Act, no later than each Payment Date, the Indenture Trustee and the Servicer shall notify (and the Servicer shall cause any subservicer performing obligations of the

Servicer hereunder to notify) the Depositor of any litigation or governmental proceedings pending against such Person, in each case that would be material to the Noteholders, together with a description of any such litigation or governmental proceedings in form and substance reasonably acceptable to the Depositor. In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor, the Servicer shall provide such information which is available to the Servicer, without unreasonable effort or expense, regarding the performance or servicing of the Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the statements to Noteholders pursuant to Section 5.6, commencing with the first such report due not less than five Business Days following such request.

(c) So long as the Depositor is required to file any reports with respect to the Issuer under the Exchange Act, each of the Indenture Trustee and the Servicer shall promptly notify the Depositor, but in no event later than one (1) Business Day after its occurrence, of any Reportable Event of which such Person has actual knowledge. Each Person shall be deemed to have actual knowledge of any such event to the extent that it relates to such Person or any action or failure to act by such Person.

(d) So long as the Depositor is required to file any reports with respect to the Issuer under the Exchange Act, (i) if any of the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any other material transaction party that would be required to be disclosed in accordance with Item 1119 of Regulation AB has changed since the Closing Date or the date of the filing of the most recent Form 10-K with respect to the Issuer, no later than March 1 of each year, the Depositor shall notify each of the Indenture Trustee, the Owner Trustee and the Servicer of any such change in the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or such other material transaction party and (ii) no later than March 15 of each year, commencing in 2007, the Indenture Trustee and the Servicer shall notify the Depositor of (A) any litigation or governmental proceedings pending against such Person, in each case that would be material to the Noteholders and (B) any affiliations or relationships between such Person and any of the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or such other material transaction party, together with a description of any such litigation, governmental proceedings or affiliation or relationship in form and substance reasonably acceptable to the Depositor.

SECTION 10.14 Report on Assessment of Compliance and Attestation. So long as the Depositor is required to file any reports with respect to the Issuer under the Exchange Act, on or before March 15 of each calendar year, commencing in 2007:

(i) if the Depositor reasonably determines that it is required pursuant to Rule 15d-18 of the Exchange Act to include as an exhibit to the Form 10-K to be filed with respect to the Issuer for the immediately preceding calendar year an assessment of compliance by the Indenture Trustee with the Servicing Criteria applicable to it, the Indenture Trustee shall deliver to the Depositor (A) a report signed by an authorized officer of the Indenture Trustee containing such an assessment of compliance satisfying the requirements of Item 1122(a) of Regulation AB and (B) a report of a registered public accounting firm that attests to, and reports on, such assessment of compliance. Such attestation shall be in accordance with Rule 15d-18 of the Exchange Act. The Indenture Trustee acknowledges and agrees, to the extent it is deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB, that it will take any action reasonably requested by the Depositor to ensure compliance with Item 1122 of Regulation AB, and that the Depositor and the Servicer and each of their respective officers and directors shall be entitled to rely on each such servicing criteria assessment and attestation; and

(ii) if the Depositor reasonably determines that it is required pursuant to Rule 15d-18 of the Exchange Act to include as an exhibit to the Form 10-K to be filed with respect to the Issuer for the immediately preceding calendar year an assessment of compliance by the Paying Agent or any other agent of the Indenture Trustee with the Servicing Criteria applicable to it, the Depositor shall notify the Indenture Trustee, the Paying Agent and/or such other agent of the Indenture, and the Indenture Trustee shall cause the Paying Agent or such other agent to deliver to the Depositor (A) a report signed by an authorized officer of the Paying Agent or such other agent containing such an assessment of compliance satisfying the requirements of Item 1122(a) of Regulation AB and (B) a report of a registered public accounting firm that attests to, and reports on, such assessment of compliance. Such attestation shall be in accordance with Rule 15d-18 of the Exchange Act. The Indenture Trustee shall cause the Paying Agent or such other agent of the Indenture Trustee to acknowledge and agree that the Depositor and the Servicer and each of their respective officers and directors shall be entitled to rely on each such servicing criteria assessment and attestation.

SECTION 10.15 Representations and Warranties. The Indenture Trustee hereby represents and warrants to the Depositor that (i) there are no affiliations relating to the Indenture Trustee with respect to any of the Depositor, the Servicer, the Owner Trustee or any other material transaction party that would be required to be disclosed in accordance with Item 1119 of Regulation AB, (ii) there are no relationships or transactions with respect to any such Person and the Indenture Trustee that are outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the transactions contemplated under the Basic Documents, and that are material to the investors’ understanding of the Notes and (iii) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against the Indenture Trustee, or of which the property of the Indenture Trustee is subject, that is material to the Noteholders or the Certificateholders.

SECTION 10.16 Indemnification. Each of the Indenture Trustee and the Servicer shall indemnify the Depositor, each affiliate of the Depositor and each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) (A) any untrue statement of a material fact contained or alleged to be contained under the subcaption “Trustees—Indenture Trustee” in the Preliminary

Prospectus Supplement dated September 6, 2006 relating to the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes or under such subcaption in the Prospectus Supplement dated September 7, 2006 relating to the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes or in (x) with respect to the Indenture Trustee, the servicing criteria assessment, the accountants’ attestation or any other information or material provided by the Indenture Trustee under Section 10.13 or Section 10.14 and (y) with respect to the Servicer, any information, report, certification, accountant’s attestation or other material provided by the Servicer pursuant to Section 4.9, Section 4.10, Section 10.13 or Section 10.14 (with respect to each such party, the “Provided Information”), or (B) the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(ii) with respect to the Indenture Trustee, any failure by the Indenture Trustee to deliver any servicing criteria assessment, the accountants’ attestation or any other information or material required to be provided by the Indenture Trustee under Section 10.13 or Section 10.14 when and as required under Section 10.13 or Section 10.14 and with respect to the Servicer, any failure by the Servicer to deliver any information, report, certification, accountant’s letter or other material when and as required under Section 4.9, Section 4.10, Section 10.13 or Section 10.14, as applicable.

In the case of any failure of performance described in clause (ii) of this Section, each of the Indenture Trustee and the Servicer shall promptly reimburse the Depositor for all costs reasonably incurred by the Depositor in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Indenture Trustee or the Servicer, as applicable.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Depositor and Servicer

By:	/s/ Stephen R. Etherington
Name	Stephen R. Etherington
Title:	Vice President

S-1	2006-B Sale and Servicing Agreement

CHASE AUTO OWNER TRUST 2006-B, as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:	/s/ Michele C. Harra
Name:	Michele C. Harra
Title:	Financial Services Officer

S-2	2006-B Sale and Servicing Agreement

The Indenture Trustee agrees to undertake to perform its duties as Indenture Trustee as are specifically set forth in this Agreement.

Acknowledged and Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Indenture Trustee

By:	/s/ Cory Branden
Name:	Cory Branden
Title:	Vice President

S-3	2006-B Sale and Servicing Agreement

SCHEDULE A

LIST OF RECEIVABLES

[On File with the Indenture Trustee]

SCHEDULE B

YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNTS

Monthly Period	Payment Date	Yield Supplement Overcollateralization Amount
-	09/13/06	$14,114,960.16
1	10/15/06	13,510,715.70
2	11/15/06	13,088,877.17
3	12/15/06	12,672,414.52
4	01/15/07	12,261,403.36
5	02/15/07	11,855,920.03
6	03/15/07	11,456,041.52
7	04/15/07	11,061,845.54
8	05/15/07	10,673,410.53
9	06/15/07	10,290,815.63
10	07/15/07	9,914,140.70
11	08/15/07	9,543,462.02
12	09/15/07	9,178,853.12
13	10/15/07	8,820,394.82
14	11/15/07	8,468,169.80
15	12/15/07	8,122,261.47
16	01/15/08	7,782,754.01
17	02/15/08	7,449,731.43
18	03/15/08	7,123,277.59
19	04/15/08	6,803,478.11
20	05/15/08	6,490,420.21
21	06/15/08	6,184,191.83
22	07/15/08	5,884,867.26
23	08/15/08	5,592,500.41
24	09/15/08	5,307,130.82
25	10/15/08	5,028,814.60
26	11/15/08	4,757,642.24
27	12/15/08	4,493,705.01
28	01/15/09	4,237,095.02
29	02/15/09	3,987,899.71
30	03/15/09	3,746,210.34
31	04/15/09	3,512,118.69
32	05/15/09	3,285,718.46
33	06/15/09	3,067,104.03
34	07/15/09	2,856,303.57
35	08/15/09	2,653,160.28
36	09/15/09	2,457,518.56
37	10/15/09	2,269,270.93
38	11/15/09	2,088,507.09
39	12/15/09	1,915,318.68
40	01/15/10	1,749,794.45
41	02/15/10	1,592,020.51
42	03/15/10	1,442,082.52
43	04/15/10	1,300,065.22
44	05/15/10	1,166,064.51
45	06/15/10	1,040,176.97
46	07/15/10	922,415.11

Monthly Period	Payment Date	Yield Supplement Overcollateralization Amount
47	08/15/10	812,536.54
48	09/15/10	710,255.61
49	10/15/10	615,359.93
50	11/15/10	527,933.94
51	12/15/10	448,065.15
52	01/15/11	375,836.87
53	02/15/11	311,323.94
54	03/15/11	254,602.87
55	04/15/11	205,756.76
56	05/15/11	164,877.53
57	06/15/11	132,057.80
58	07/15/11	106,904.87
59	08/15/11	87,649.47
60	09/15/11	72,322.41
61	10/15/11	59,164.70
62	11/15/11	47,896.92
63	12/15/11	38,190.29
64	01/15/12	29,763.74
65	02/15/12	22,560.96
66	03/15/12	16,514.45
67	04/15/12	11,571.54
68	05/15/12	7,740.29
69	06/15/12	5,028.89
70	07/15/12	3,343.22
71	08/15/12	2,409.84
72	09/15/12	1,869.14
73	10/15/12	1,452.87
74	11/15/12	1,132.68
75	12/15/12	875.05
76	01/15/13	651.58
77	02/15/13	462.65
78	03/15/13	306.86
79	04/15/13	183.38
80	05/15/13	92.62
81	06/15/13	34.96
82	07/15/13	7.54

The Yield Supplement Overcollateralization Amount has been calculated for each Payment Date as the sum of the amount for each Receivable equal to the excess, if any, of (x) the scheduled payments due on such Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the Contract Rate of such Receivable over (y) the scheduled payments due on such Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at a discount rate equal to the greater of the Contract Rate of such Receivable and 7.55%. For purposes of such calculation, future scheduled payments on the Receivables were assumed to be made on their scheduled due dates without any delays, defaults or prepayments.

SCHEDULE C

in the case of the Depositor, the Servicer or the Class R Certificateholder:

JPMorgan Chase Bank, National Association

c/o Chase Auto Finance Corp.

900 Stewart Avenue

Garden City, New York 11530

Attention: Financial Controller

in the case of the Indenture Trustee:

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue MAC N9311-161

Minneapolis, Minnesota 55479-0069

Attention: Corporate Trust Office

in the case of the Issuer and the Owner Trustee:

Chase Auto Owner Trust 2006-B

c/o Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

in the case of the Rating Agencies:

Moody’s Investors Service

99 Church Street

New York, New York 10007

Fitch, Inc.

One State Street Plaza

New York, New York 10004

in the case of the Certificate Registrar, the Authenticating Agent, the Paying Agent, the Note Registrar and the Securities Intermediary:

JPMorgan Chase Bank, National Association

600 Travis, 9th Floor

Houston, Texas 77002

Attention: Worldwide Securities Services

EXHIBIT A

INFORMATION TO BE INCLUDED IN SERVICER’ S CERTIFICATE

Chase Auto Owner Trust 2006-B

Monthly Servicer Report

I.	Available Amount in The collection account

A.	Credits

1	Payments from Obligors

a.	Principal Payments

b.	Other Interest Payments

c.	Total

2	Proceeds from Repurchased

a.	Principal (Current Period)

b.	Interest (Current Period)

c.	Total

3	Recovery of Defaulted Receivables

4	Advance Recoveries Before Cutoff Date

a.	Principal

b.	Interest

c.	Total

5	Net Adjustments

7	Total Credits

B.	Debits

1	Advance Recovery Amount

a.	Principal

b.	Interest.

c.	Total

2	Reversal of Defaulted Contracts

3	Total Debits

C.	Total Available Amount (Lines A-B)

II.	Monthly Disbursements

A.	Servicing Fee

a.	Monthly Servicing Fee

b.	Unpaid Monthly Servicing

c.	Total

B.	Administrative Fee

a.	Monthly Administration Fee

b.	Unpaid Monthly Administration

c.	Total

Chase Auto Owner Trust 2006-B

Monthly Servicer Report

C.	Note holders' Interest Distributable Amount

Class A-1 Monthly Interest

Class A-1 Carryover Shortfall

Class A-1 Total

Class A-2 Monthly Interest

Class A-2 Carryover Shortfall

Class A-2 Total

Class A-3 Monthly Interest

Class A-3 Carryover Shortfall

Class A-3 Total

Class A-4 Monthly Interest

Class A-4 Carryover Shortfall

Class A-4 Total

Total for Notes Monthly Interest

Total for Notes Carryover Shortfall

Total for Notes Total

D.	B Note holders' Interest Distributable Amount

Class B Monthly Interest

Class B Carryover Shortfall

Class B Total

Total for B Note Monthly Interest

Total for B Note Carryover Shortfall

Total for B Notes Total

E.	Note holders' Principal Distributable Amount

Class A-1 Monthly Principal

Class A-1 Carryover Shortfall

Class A-1 Total

Class A-2 Monthly Principal

Class A-2 Carryover Shortfall

Class A-2 Total

Class A-3 Monthly Principal

Class A-3 Carryover Shortfall

Class A-3 Total

Class A-4 Monthly Principal

Class A-4 Carryover Shortfall

Class A-4 Total

Total for Notes Monthly Principal

Total for Notes Carryover Shortfall

Total for Notes Total

F.	B Note holders’ Principal Distributable Amount

Class B Monthly Principal

Class B Carryover Shortfall

Class B Total

Total for B Notes Monthly Principal

Total for B Notes Carryover Shortfall

Total for B Notes Total

G.	Total Disbursements

Chase Auto Owner Trust 2006-B

Monthly Servicer Report

III.	Payment Deficiency Amount

A.	Scheduled Disbursements (Items 1 through 5 in Waterfall Distribution)

B.	Available Amount

C.	Payment Deficiency Amount (Max of Lines A-B and 0)

IV.	Pool Balance Reduction Allocation for collection Period

A.	Beginning Pool Balance

B.	Pool Balance Reduction

1	Available Principal

a.	Principal Payments

b.	From Repurchased Receivables

c.	Total

2	From Defaulted Receivables

3	Total Pool Balance Reduction

C.	Ending Pool Balance

D.	Allocations

1	Monthly Principal Allocation

a.	A - Notes

b.	B - Notes

V.	Delinquency and Defaults

A.	Delinquency

Period	Number	Delinquency Amount	Principal Balance
30-59 days
60-89 days
90-119 days
120-149 days
150-179 days
180-209 days
210-239 days
240+ days Delinquent

Total

B.	Principal Amount of loans in defaulted receivables

C.	Delinquency Percentage

1	Outstanding principal balance for delinquency >= 60 days

2	Pool Principal Ending

3	Delinquency Percentage

Chase Auto Owner Trust 2006-B

Monthly Servicer Report

D.	Net Loss Ratio

1	Principal Balance of Defaulted Receivables

2	Principal Recoveries on Defaulted Receivables

3	Average Pool Balance for Collection Period

4	Net Loss Ratio for Current Period (12*(1-2)/3)

Weighted Average Coupon

Weighted Average Original Maturity (Months)

Weighted Average Remaining Maturity (Months)

VI.	Calculation of Target Over collateralization Amount

Greater of:

(A)	1.25% of Ending Adjusted Pool Balance

(B)	0.50% of Original Adjusted Pool Balance

Target Over collateralization Amount

VII.	Calculation of Priority Principal Distribution Amount

Beginning Note Balance

Less: Ending Adjusted Pool Balance

Priority Principal Distribution Amount

VIII.	Calculation of Target Principal Distribution Amount

Beginning A - Note Balance and B - Note Balance

Less: Ending Adjusted Pool Balance

Less: Target Over collateralization Amount

Target Principal Distribution Amount

IX.	Calculation of Regular Principal Distribution Amount

Target Principal Distribution Amount

Less: Priority Principal Distribution Amount

Principal Distribution Amount

Chase Auto Owner Trust 2006-B

Monthly Servicer Report

X.	Calculation of A Note holders Principal Distribution Amount

Beginning A Note Balance

Less: the lesser of:

(A)	the sum of 94.50% of the Ending Adjusted Pool Balance

(B)	the difference of (i) the Ending Adjusted Pool Balance and (ii) the Target Over collateralization Amount

Lesser of A or B above

A—Note holders Principal Distribution Amount

XI.	Calculation of B Note holders Principal Distribution Amount

Target Principal Distribution Amount

Less: A Note holders Principal Distribution Amount

B Note holders Principal Distribution Amount

XII.	Distribution Waterfall

Total Available Collections

1.	Less Servicer Fee

2.	Less Administration Fee

Total Available to Trust

3.	Less Note Interest Distribution

4.	Less Available Priority Principal Distribution Amount

5.	Less B Note Interest Distribution

6.	Less Available Regular Principal Distribution

7.	Distribution to Class R Certificate